SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐    Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ADVANCED MICRO DEVICES, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

ADVANCED MICRO DEVICES, INC.

ONE AMD PLACE

P.O. BOX 3453

SUNNYVALE, CALIFORNIA 94088-3453

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

We will hold a Special Meeting of Stockholders of Advanced Micro Devices, Inc. at the Hilton Austin Airport Hotel, 9515 Hotel Drive, Austin, Texas, on July 16, 2007. The meeting will start at 9:00 a.m. local time. At the meeting, we will ask you to:

•	Approve an amendment to the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan; and

•	Transact any other business that properly comes before the meeting.

By Order of the Board of Directors,

HARRY A. WOLIN

Corporate Secretary

This proxy statement and accompanying proxy card are first being distributed on or about June 4, 2007.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE

ONLINE AT PROXYVOTE.COM OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE

NOT TO ATTEND THE MEETING.

ADVANCED MICRO DEVICES, INC.

PROXY STATEMENT

2007 SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.	Q: WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made by the Board of Directors of Advanced Micro Devices, Inc. We have retained Georgeson Stockholder Communications, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including Georgeson’s fee, which we expect to be approximately $8,500.

2.	Q: WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

A:	This proxy statement was first mailed to stockholders on or about June 4, 2007.

3.	Q: WHAT MAY I VOTE ON?

A:	You may vote on the approval of an amendment to the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan (ESPP) to increase the number of shares of our common stock available for issuance under the ESPP by 8,000,000 shares.

4.	Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:	The Board recommends that you vote FOR the approval of the amendment to the ESPP.

5.	Q: WHO IS ENTITLED TO VOTE?

A:	Stockholders as of the close of business on May 25, 2007, the Record Date, are entitled to vote on all items properly presented at the Special Meeting. On the Record Date, approximately 552,676,218 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders will be available during ordinary business hours at the principal place of business of AMD, located at One AMD Place, Sunnyvale, California, from the Assistant Corporate Secretary of the Company at least ten days before the Special Meeting. The list of stockholders will also be available at the time and place of the Special Meeting.

6.	Q: HOW DO I VOTE BY MAIL?

A:	If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted by one of the individuals indicated on the card (your “proxy”) as you direct. If your shares are held by your broker, you must instruct your broker how to vote on the approval of the amendment to the ESPP, or your broker cannot vote on this item. For additional information on broker discretionary voting, please see Question 13 below.

7.	Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:	If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

8.	Q: WHO CAN ATTEND THE ANNUAL MEETING?

A:	Only stockholders as of the close of business on May 25, 2007, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card to the meeting showing that you were the direct or indirect (“beneficial”) owner of the shares on May 25, 2007 to attend the meeting.

9.	Q: CAN I VOTE AT THE MEETING?

A:	Yes. If you wish to vote your shares in person at the Special Meeting and they are held by your broker in “street name,” you must bring a letter from the broker to the meeting showing that you were the beneficial owner of the shares on May 25, 2007.

10.	Q: CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I HAVE VOTED BY TELEPHONE OR ELECTRONICALLY?

A:	Yes. You may change your vote at any time before the voting concludes at the Special Meeting by:

•	Sending in another proxy with a later date by mail, telephone or over the Internet;

•	Notifying our Corporate Secretary in writing before the Special Meeting that you wish to revoke your proxy; or

•	Voting in person at the Special Meeting.

11.	Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

A:	If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the Special Meeting, but you must bring a letter from the broker showing that you were the beneficial owner of your shares on May 25, 2007.

12.	Q: WHAT IS A “QUORUM”?

A:	For the purposes of the Special Meeting, a “quorum” is a majority of the outstanding shares. They may be present at the Special Meeting or represented by proxy. There must be a quorum for the Special Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum. Broker “non-votes” are also considered a part of the quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

13.	Q: WHAT IS BROKER “DISCRETIONARY” VOTING?

A:	Under the rules of the New York Stock Exchange (NYSE), your broker cannot vote your shares without your instruction on how to vote on the amendment to the ESPP, so it is very important that you instruct your broker how to vote on this proposal.

14.	Q: HOW ARE MATTERS PASSED OR DEFEATED?

A:	The amendment to the ESPP must receive an affirmative vote from more than 50 percent of shares that are voted with respect to the amendment to the ESPP. An abstention has the same effect as a vote AGAINST this proposal. Broker “non-votes” are not counted as shares voted on the amendment to the ESPP.

15.	Q: WHO WILL COUNT THE VOTES?

A:	Proxies will be tabulated by Broadridge Financial Solutions (formerly known as ADP-ICS).

16.	Q: IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Broadridge Financial Solutions and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit Broadridge Financial Solutions to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

17.	Q: HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED ON THE NOTICE OF SPECIAL MEETING BE CONDUCTED?

A:	We do not know of any business to be considered at the Special Meeting other than the proposal described in this proxy statement. If any other business is presented at the Special Meeting, your signed proxy card gives authority to Hector de J. Ruiz, our Chief Executive Officer, and Harry A. Wolin, our Corporate Secretary, to vote on such matters at their discretion.

18.	Q: WHENARE THE STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING DUE?

A:	Under the Securities and Exchange Commission rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2008 Annual Stockholder Meeting, they must be submitted in writing to our Corporate Secretary, Advanced Micro Devices, Inc., 5204 East Ben White Blvd., M.S. 562, Austin, Texas 78741 on or before November 13, 2007. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2008 Annual Meeting, an additional notice of any nomination or proposal must be received by us between February 2, 2008 and March 4, 2008. If our 2008 Annual Meeting is not within 30 days of May 3, 2008, to be timely, the notice by the stockholder must be not later than the close of business on the tenth day following the day on which the first public announcement of the date of the 2008 Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first.

19.	Q: WILL AMD WEBCAST THE SPECIAL MEETING?

A:	Yes. The Special Meeting will be webcast live. You can access it by going to AMD’s Investor Relations web site at: www.amd.com/investorrelations. The webcast will enable you to listen only. You will not be able to ask questions. The Special Meeting audio webcast will be available on our web site for a period of time after the meeting.

ITEM 1—APPROVAL OF AN AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN

In 2000, our Board of Directors adopted the 2000 Employee Stock Purchase Plan (ESPP) effective February 1, 2001, authorizing 500,000 shares of our common stock to be issued to employees under the ESPP. The ESPP was approved by the stockholders at the 2000 Annual Meeting of Stockholders. In 2001, our stockholders approved an amendment to increase the total number of shares authorized to be issued under the ESPP from 500,000 to 7,500,000 and to include part-time employees and employees with less than five months of service as eligible participants under the ESPP. In 2003, our stockholders approved an amendment to increase the total number authorized to be issued under the ESPP from 7,500,000 to 14,500,000 shares. As of May 25, 2007, there were approximately 1,944,924 shares of AMD common stock remaining available for issuance under the ESPP. Our stockholders are being asked to approve an amendment to the ESPP to increase the total number of shares authorized to be issued under the ESPP from 17,500,000 shares to 25,500,000 shares.

Summary Description of the ESPP

Purpose.    The purpose of the ESPP is to provide our employees (including officers) and employees of our participating subsidiaries with an opportunity to purchase our common stock through payroll deductions. The Board of Directors believes that equity participation in the ESPP provides employees at all levels with a greater incentive to contribute to our success.

Administration.    The ESPP is administered by a committee appointed by the Board. Offerings under the ESPP have a duration of three months and commence on the first business day on or after February 1, May 1, August 1 and November 1 of each year, unless otherwise specified by the Board of Directors.

Eligibility and Participation.    Generally, any employee, including those who are customarily employed for less than 20 hours per week and less than five months per calendar year by us or our participating subsidiaries, is eligible to participate in the ESPP. Employees become participants in the ESPP by delivering to us a subscription agreement within a specified period of time before the commencement of each offering period.

No employee is entitled to purchase more than $25,000 worth of shares under the ESPP in any calendar year based on the fair market value of the shares at the time the option is granted. In addition, any option granted to an employee is limited so that immediately after the grant, no employee would own 5% or more of the total combined voting power or value of all classes of shares of our stock or our subsidiaries’ stock.

We estimate approximately 15,252 of our current employees are eligible to participate in the ESPP. We are not presently able to determine the amount of benefits which may be received by employees under the ESPP.

Payroll Deductions.    The purchase price of the shares are accumulated by payroll deductions over each offering period. The deductions may not be greater than 20% of a participant’s compensation, nor less than a minimum established by the Board of Directors or its delegate. Compensation, for purposes of the ESPP, includes salary, shift differential and lead pay, but excludes bonuses, special awards, 50% of certain commissions, overtime, income attributable to option exercises, reimbursements and allowances. A participant may increase or decrease his/her rate of payroll deductions once during each offering period.

All payroll deductions or contributions of a participant will be credited to his/her account under the ESPP and become our general funds. These funds may be used for any corporate purpose. No charges for administrative or other costs may be made by us against the payroll deductions or contributions.

Purchase price.    The price at which shares are sold under the ESPP is the lower of 85% of the fair market value of one share of our common stock at the beginning of the offering period or 85% of the fair market value of one share of our common stock as of the end of such period.

Number of shares.    The ESPP authorizes a total of 25,500,000 shares of our common stock for issuance under the ESPP, subject to stockholder approval. The market value of our common stock on the New York Stock Exchange as of May 25, 2007 was $14.76 per share.

Withdrawal from the ESPP.    A participant may terminate his/her interest in a given offering by withdrawing all of the accumulated payroll deductions credited to the participant’s account five business days before the end of the offering period. The withdrawal of accumulated payroll deductions or contributions automatically terminates the employee’s interest in that offering. As soon as practicable after withdrawal, the payroll deductions credited to a participant’s account are returned to the participant without interest. A participant’s withdrawal from an offering does not have any effect upon the participant’s eligibility to participate in subsequent offerings under the ESPP.

Termination of Employment.    Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions or contributions credited to the participant’s account will be returned to the participant, or in the case of death, to the person or persons entitled thereto, without interest.

Changes in Capitalization.    In the event of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or other change in capitalization, the number of shares then subject to an option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with other adjustments as may be deemed necessary or equitable by the Board of Directors, including adjustments to the price per share.

Transferability.    No rights or accumulated payroll deductions of an employee under the ESPP may be pledged, assigned or transferred for any reason, and any attempt to do so may be treated by us as an election to withdraw from the ESPP.

Amendment and Termination of the Plan.    The Board of Directors may at any time amend or terminate the ESPP, except that termination cannot affect options previously granted nor may any amendment make any change in an existing option which adversely affects the rights of any participant without the participant’s consent. No amendment may be made to the ESPP without prior or subsequent stockholder approval, if stockholder approval would be required to meet the requirements of Section 423 of the Internal Revenue Code or to satisfy the requirements of a stock exchange on which our shares are listed.

United States Federal Income Tax Consequences.    The ESPP, and the right of participants to make purchases thereunder, is intended to qualify as an “employee stock purchase plan” in the United States under the provisions of Section 423 of the Code. This section describes only the United States federal tax consequences of the ESPP. Under Section 423 of the Code, no income will be taxable to a U.S. participant at the time of grant of the option or purchase of shares. We will be entitled to a deduction for amounts taxed as ordinary income to a U.S. participant only to the extent that ordinary income must be reported upon disposition of shares by the U.S. participant before the expiration of the holding period described below. A U.S. participant may become liable for tax upon disposition of the shares acquired, as summarized below.

1.	If the shares are sold or disposed of, including by way of gift, at least two years after the date of the beginning of the offering period, the participant will recognize ordinary income in an amount equal to the lesser of (a) the excess of the value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the value of the shares at the beginning of the offering period. Any further gain upon such disposition will be treated as long-term capital gain. If the sale price is less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

2.

If the shares are sold or disposed of, including by way of gift or exchange, before the expiration of the two-year period described above, the excess of the value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant. This amount will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or other disposition. A capital loss will be recognized if the sale price is lower than the value of the shares on the date of purchase but any such loss will not affect the ordinary income recognized upon the disposition.

Your Board of Directors unanimously recommends that you vote “FOR” approval of the amendment to the ESPP. Unless you indicate otherwise, your proxy will vote “FOR” approval.

DIRECTORS’ COMPENSATION AND BENEFITS

In 2006, we paid each director who was not an employee of AMD an annual retainer of $65,000. In addition, in 2006, we paid the Chair of the Audit Committee and the lead independent director an annual fee of $20,000, and the Chairs of the Compensation and Finance Committees an annual fee of $10,000 for service in these capacities. When the Board or a Committee has met more than eight times, we pay an attendance fee of $2,000 for additional Board meetings and $1,200 for additional Committee meetings. In 2006, we supplied a printer to Mr. Claflin to assist him in printing Board materials. We also reimbursed reasonable out-of-pocket expenses incurred by directors in connection with attending meetings and performing other Board-related services for AMD. On two occasions, we paid the travel expenses of their spouses/guests and also provided certain souvenir items for the directors and their spouses/guests in connection with the Board and Committee meetings held in Dresden, Germany in October 2006, as reflected in the chart below.

Also in 2006, under a formula contained in a policy adopted by the Board of Directors, we granted initial options to purchase 50,000 shares of common stock to non-employee directors on their first election to the Board. These initial options were granted in four installments during the initial year of service of 12,500 shares each, of which 4,166 shares vest on the first anniversary of the first installment of the grant, with the balance vesting monthly over the next two years. If the director remained on the Board, we automatically granted annual supplemental options to purchase 25,000 shares of common stock on each re-election. These annual options were granted in four installments each year of 6,250 shares each and vest 2,083 shares on the anniversary of the grant of the first installment, with the balance vesting monthly over the next two years.

The exercise price of each option is the fair market value of our common stock on the date of grant. The options expire on the earlier of ten years from the grant date or 12 months (for options granted before April 26, 2001) or 24 months (for options granted after April 26, 2001) following termination of a director’s service on the Board.

Effective May 3, 2007, our written director equity compensation policy was revised so that, beginning with the 2007 annual meeting of our stockholders, except as provided below, non-employee directors’ initial and annual equity awards will be made in the form of restricted stock units instead of stock options. At each annual meeting of our stockholders, provided he or she has served on the Board for at least six months before the meeting, each non-employee director shall be granted restricted stock units having a value equal to $225,000 divided by the trailing average closing trading prices of our common stock for the 180-day period preceding and ending with the date of the RSU grant, except that the number of restricted stock units is limited so that in no event will each annual grant be for greater than 125%, or less than 75% of, the prior years’ number of restricted stock units granted. New non-employee directors appointed to the Board other than at an annual meeting of our stockholders will become entitled to an initial restricted stock unit grant equal to the restricted stock unit grant made to each non-employee director at the immediately preceding annual meeting of our stockholders. The non-employee directors’ restricted stock units vest in one-third installments over three years from the date of grant. In the event of a change of control of AMD, all of his or her equity compensation awards from AMD will become fully vested. In the event of the termination of a non-employee director’s service to the Board as a result of death, disability or retirement, all of his or her equity compensation awards from AMD will become fully vested if the non-employee director has served as a member of the Board for at least three years prior to the date of termination and has satisfied the Company’s equity ownership guidelines during his or her service as a Board member. Non-employee directors who were appointed to the Board during the 12 month period before May 5, 2007 will, in addition to receiving the restricted stock unit grants described above, continue to be granted the remaining option installments due to them in accordance with our written policy as in effect before May 3, 2007.

The following chart shows the cash amounts and the value of other compensation paid to each non-employee director for their service in 2006:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(d)	(g)	(h)
W. Michael Barnes	$85,000	$256,970	$16,334	$358,304
John E. Caldwell	$10,833	$8,770	$457	$20,060
Bruce L. Claflin	$81,666	$256,970	$3,848	$342,484
H. Paulett Eberhart	$95,000	$260,772	$16,587	$372,359
James D. Fleck(3)	$10,833	$8,770	$10,532	$30,135
Robert B. Palmer	$89,000	$219,160	$457	$308,617
Leonard M. Silverman(4)	$70,333	$219,160	$265	$289,758
Morton L. Topfer	$76,200	$407,458	$15,627	$499,285
David J. Edmondson(5)	$11,014	$0	$0	$11,014

(1)	Amounts shown do not reflect compensation actually received by the director. Instead the dollar value of these awards is the compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, “Share-based Payments,” (SFAS 123R), but excluding any estimate of future forfeitures and reflecting the effect of any actual forfeitures. These compensation costs reflect equity awards granted in and prior to fiscal year 2006. See Note 12 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding the assumptions underlying the valuation of equity awards.
(2)	Includes spouse expenses related to attendance at Board functions in the following amounts: $9,996 for Dr. Barnes, $2,125 for Mr. Claflin, $10,159 for Ms. Eberhart, $9,584 for Dr. Fleck and $9,813 for Mr. Topfer. Includes entertainment and gifts in the following amounts: $948 for Dr. Barnes, $457 for Mr. Caldwell, $573 for Mr. Claflin, $948 for Ms. Eberhart, $948 for Dr. Fleck, $457 for Mr. Palmer, $265 for Mr. Silverman and $524 for Mr. Topfer. Includes tax gross ups related to the imputed income for spouse expenses for attendance at Board functions in the following amounts: $5,390 for Dr. Barnes, $1,150 for Mr. Claflin, $5,480 for Ms. Eberhart and $5,290 for Mr. Topfer.
(3)	Mr. Fleck retired from our Board of Directors effective May 3, 2007.
(4)	Mr. Silverman retired from our Board of Directors effective May 3, 2007.
(5)	Mr. Edmondson resigned from our Board of Directors effective February 24, 2006.

PRINCIPAL STOCKHOLDERS

The following table shows each person or entity we know to be the beneficial owner of more than five percent of our common stock as of May 25, 2007.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
FMR Corporation(1) 82 Devonshire Street Boston, Massachusetts 02107	72,320,143 (sole dispositive power as to all shares and sole voting power as to 9,636,478 shares)	12.93%
Capital Research & Management Company(2) 333 South Hope Street Los Angeles, California 90071	57,267,600 (sole dispositive power as to all shares and sole voting power as to 24,242,600)	10.36%
Oppenheimer Funds, Inc.(3) Two World Financial Center 225 Liberty Street, 11th Floor New York, New York 10281	42,722,190 (shared voting and shared dispositive power as to all shares)	7.73%
AXA(4) 25, avenue Matignon 75008 Paris, France	28,182,589 (sole voting power as to 23,190,020 shares; shared voting power as to 508,082 shares; sole dispositive power as to 28,128,374 shares; and, shared dispositive power as to 54,215 shares)	5.10%

(1)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on May 10, 2007 by FMR Corporation (FMR). Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR, is an investment advisor and the beneficial owner of 65,628,862 shares or 11.739% of our common stock. This number of shares included 6,386,033 shares of our common stock resulting from the assumed conversion of $179,320,000 principal amount of our 6.00% Convertible Senior Notes due 2015 (35.6125 shares of common stock for each $1,000 principal amount of debenture). Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 65,628,862 shares owned by the Funds. Fidelity is located at the same address as FMR. Strategic Advisers, Inc., a wholly owned subsidiary of FMR, is an investment advisor and is the beneficial owner of 2,343 shares or less than one percent of our common stock. Strategic Advisers, Inc. is located at the same address as FMR. Pyramis Global Advisors, LLC (PGALLC), an indirect wholly- owned subsidiary of FMR Corp. is an investment adviser and the beneficial owner of 34,300 shares or less than one percent of our common stock. Edward C. Johnson 3d and FMR Corp., through its control of PGALLC, each has sole dispositive power over 34,300 shares and sole power to vote or to direct the voting of 34,300 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (PGATC), an indirect wholly-owned subsidiary of FMR is a bank and the beneficial owner of 1,776,088 shares or less than one percent of our common stock. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 1,776,088 shares and sole power to vote or to direct the voting of 1,678,988 shares of our common stock. Both PGALLC and PGATC are located at 53 State Street, Boston, Massachusetts. Fidelity International Limited (FIL), Pembroke Hall, 42 Crowland, Hamilton Bermuda, provides investment advisory and management services to non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 4,878,550 shares or less than one percent of our common stock. This number of shares included 142,450 shares of our common stock resulting from the assumed conversion of $4,000,000 principal amount of our 6.00% Convertible Senior Notes due 2015.
(2)	This information is based on Amendment No. 8 of the Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007 by Capital Research & Management Company (Capital). Capital is an investment adviser.
(3)	This information is based on Amendment No. 3 of the Schedule 13G filed with the Securities and Exchange Commission on February 5, 2007 by Oppenheimer Funds, Inc. (Oppenheimer). Oppenheimer is an

investment advisor and disclaims beneficial ownership of all shares pursuant to Rule 13d-4 of the Exchange Act of 1934.
(4)	This information is based on Amendment No. 5 of the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (collectively, the “Mutuelles AXA”), AXA and AXA Financial, Inc. pursuant to a joint filing agreement. Mutuelles AXA, located at 26, rue Drouot, 75009 Paris, France, as a group controls AXA. AXA is the parent holding company of AXA Financial, Inc., and AXA Rosenberg Investment Management LLC, Alliance Bernstein L.P. and AXA Equitable Life Insurance Company are subsidiaries of AXA Financial, Inc. and operate under independent management and make independent voting and investment decisions. The AXA stock ownership is a follows:

	(i) Deemed to have Sole Power to Vote or to Direct the Vote	(ii) Deemed to have Shared Power to Vote or to Direct the Vote	(iii) Deemed to have Sole Power to Dispose or to Direct the Disposition	(iv) Deemed to have Shared Power to Dispose or to Direct the Disposition
The Mutelles AXA, as a group	0	0	0	0
AXA, a holding company	0	0	0	0
AXA Entity or Entities:
AXA Investment Managers Den Haag	0	1,824	1,824	0
AXA Rosenberg Investment Management LLC, a holding company	18,200	0	23,900	0
AXA Financial, Inc., a holding company 1290 Avenue of the Americas New York, New York 10104	0	0	0	0
Subsidiaries of AXA Financial, Inc.:
Alliance Bernstein L.P., an investment adviser	22,657,344	506,258	27,416,815	54,215
AXA Equitable Life Insurance Company, an insurance company and investment adviser	514,476	0	685,835	0

	23,190,020	508,082	28,128,374	54,215

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of shares of our common stock beneficially owned as of May 25, 2007, by our current directors, by each of our executive officers listed in the Summary Compensation Table below (Named Executive Officers) and by all of our current directors and executive officers as of May 25, 2007 as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals.

Name	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(2)(3)
Dr. Hector de J. Ruiz	4,652,439	*
Dr. W. Michael Barnes	94,582	*
John E. Caldwell	12,500	*
Bruce L. Claflin	107,772	*
Frank Clegg(4)	0	*
H. Paulett Eberhart	59,996	*
Robert B. Palmer	122,772	*
Morton L. Topfer	288,880	*
Robert J. Rivet(5)	889,067	*
Derrick R. Meyer(6)	562,899	*
Henri P. Richard(7)	133,466	*
Thomas M. McCoy(8)	534,273	*
All directors and executive officers as a group (14 persons)	7,509,229	1.34%

*	Less than one percent
(1)	Some of the individuals may share voting power with regard to the listed shares with their spouses.
(2)	Includes beneficial ownership of the following number of shares that may be acquired because stock options or restricted stock units are vested or will vest by July 25, 2007 (within 60 days of May 25, 2007) pursuant to our equity incentive plan:

Shares
Dr. Hector de J. Ruiz	4,284,216
Dr. W. Michael Barnes	81,482
John E. Caldwell	0
Bruce L. Claflin	95,272
Frank Clegg	0
H. Paulett Eberhart	49,996
Robert B. Palmer	85,662
Morton L. Topfer	38,880
Robert J. Rivet	847,494
Derrick R. Meyer	471,428
Henri P. Richard	28,026
Thomas M. McCoy	470,134
All directors and executive officers as a group (14 persons)	6,470,474

(3)	Based on 552,676,218 shares of common stock outstanding as of May 25, 2007.
(4)	Mr. Clegg was appointed to our Board of Directors on May 24, 2007.
(5)	Mr. Rivet is the Executive Vice President, Chief Financial Officer of AMD.
(6)	Mr. Meyer is the President and Chief Operating Officer of AMD.
(7)	Mr. Richard is the Executive Vice President, Chief Sales and Marketing Officer of AMD.
(8)	Mr. McCoy is the Executive Vice President, Legal Affairs, and Chief Administrative Officer of AMD.

EXECUTIVE OFFICERS

The following persons were our executive officers as of May 25, 2007:

Hector de J. Ruiz—Dr. Ruiz, 61, is our Chairman of the Board of Directors and Chief Executive Officer. Dr. Ruiz joined us in January 2000 as President and Chief Operating Officer and became our Chief Executive Officer on April 25, 2002. He was first appointed Chairman of the Board on April 29, 2004. Before joining AMD, Dr. Ruiz served as President of the Semiconductor Products Sector of Motorola, Inc. since 1997. Dr. Ruiz had held various executive positions with Motorola since 1977.

Thomas M. McCoy—Mr. McCoy, 56, is our Executive Vice President, Legal Affairs, and Chief Administrative Officer. From 1998 to December 2003, Mr. McCoy served as our Senior Vice President, General Counsel until his appointment as Chief Administrative Officer. Mr. McCoy also served as our Secretary from 1995 until April 2003. Before his appointment as Senior Vice President, Mr. McCoy held the office of Vice President, General Counsel from 1995 to 1998. Before joining us, Mr. McCoy was with the law firm of O’Melveny and Myers where he practiced law, first as an associate and then as a partner, from 1977 to 1995.

Derrick R. Meyer—Mr. Meyer, 45, is our President and Chief Operating Officer. Mr. Meyer joined AMD in 1995 and was Vice President of Engineering for the Computation Products Group before being promoted to Group Vice President, Computation Products Group, in 2001. In April 2002, Mr. Meyer became an executive officer of AMD and was promoted to Senior Vice President, Computation Products Group. Mr. Meyer became our Executive Vice President, Computation Products Group in 2004 and was named President and Chief Operating Officer of the Microprocessor Solutions Sector in April 2005. He was promoted to his current role in January 2006. Before joining us, Mr. Meyer was employed by Digital Equipment Corporation beginning in 1986 and by Intel Corporation from 1983 to 1986.

David E. Orton—Mr. Orton, 51, is our Executive Vice President, Visual and Media Businesses. Prior to joining AMD, Mr. Orton served as the President and Chief Executive Officer of ATI Technologies Inc. (ATI) from June 2004 until AMD’s acquisition of ATI in October 2006. From April 2000 until June 2004, Mr. Orton was the President and Chief Operating Officer of ATI. Before ATI, Mr. Orton served as the President and Chief Executive Officer of ArtX, Inc. Mr. Orton held a number of senior management positions at Silicon Graphics, Inc., including Senior Vice President and General Manager, Visual Computing, and Senior Vice President and General Manager, Scalable Systems.

Henri P. Richard—Mr. Richard, 49, is our Executive Vice President, Chief Sales and Marketing Officer. Mr. Richard joined AMD in April 2002 as Group Vice President, Worldwide Sales. He was promoted to Senior Vice President in May 2003 and became an executive officer in February 2004. Before joining us, he was Executive Vice President of Worldwide Field Operations at WebGain, Inc., a privately held provider of Java software for Fortune 500 companies since September 2000. Before WebGain, Mr. Richard was President of the Computer Products Group at Bell Microproducts from April 2000 to August 2000 and Vice President, Worldwide Sales and Support for IBM’s Technology Group from December 1997 to April 2000.

Mario A. Rivas—Mr. Rivas, 52, is our Executive Vice President, Computing Products Group. Mr. Rivas joined AMD in September 2005 as Corporate Vice President, Office of Strategy Management. He was promoted to Executive Vice President and became an executive officer in December 2006. Prior to joining AMD, Mr. Rivas was Executive Vice President of Operations and member of the Executive Board of Philips Semiconductor from May 2001. During his tenure at Philips, he managed operations (foundries), assembly and testing, supply chain management, information technology and Philips’ communication business. He also served as a Director of Taiwan Semiconductors Manufacturing Corporation (TSMC). Before Philips, Mr. Rivas spent 19 years at Motorola, Inc., with responsibilities in both the semiconductor and communication sectors.

Robert J. Rivet—Mr. Rivet, 52, is our Executive Vice President and Chief Financial Officer. Mr. Rivet joined us in September 2000. Before joining us, he had served as Senior Vice President and Director of Finance of the Semiconductor Products Sector of Motorola since 1997. Mr. Rivet served in a number of positions in semiconductor operations at Motorola since 1981, after joining the company in 1976 as a senior financial analyst and senior accountant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to shares of our common stock that may be issued under our existing equity compensation plans. Our 2004 Equity Incentive Plan, which was approved by our stockholders, is our only equity incentive plan available for the grant of new equity awards. The outstanding options and any full value awards are not transferable for consideration.

Equity Compensation Plan Information

	Year Ended December 31, 2006
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	27,976,496		—	39,480,800	(1)
Options	23,143,298		$18.07	—
Awards	4,833,198		—	—
Equity compensation plans not approved by stockholders	26,712,532		—	—
Options	24,519,203	(2)	$15.02	—
Awards	2,193,329	(3)	—	—

Total	54,689,028	(4)		39,480,800

(1)	Includes approximately 35,689,641 shares reserved for award under our 2004 Equity Incentive Plan and approximately 3,791,159 shares reserved for award under our 2000 Employee Stock Purchase Plan. As of May 25, 2007, there were approximately 31,174,801 shares remaining available for future issuance of which approximately 29,229,877 shares were reserved for award under our 2004 Equity Incentive Plan and approximately 1,944,924 shares were reserved for award under our 2000 Employee Stock Purchase Plan.
(2)	Includes 45,367 shares outstanding from treasury stock issued in 2002 as non-plan grants. Includes 16,544,582 options assumed under ATI Technologies Inc. equity incentive plans as a result of the Company’s acquisition of ATI.
(3)	All awards assumed from ATI Technologies Inc. equity incentive plans as a result of the Company’s acquisition of ATI.
(4)	As of May 25, 2007, there were a total of 55,917,536 shares to be issued upon exercise of outstanding options and awards.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

The Compensation Committee of the Board of Directors is composed entirely of directors who are not employees of the Company and who are independent within the meaning of the listing requirements of the NYSE.

It is the Committee’s responsibility to review and approve:

•

The form and amount of compensation to be paid or awarded to executives who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (Officers) and to other employees as delegated from time to time by the Board of Directors;

•

Corporate performance goals and objectives relevant to the Chief Executive Officer’s compensation and evaluate the CEO’s performance in light of these goals and objectives in order to make decisions on matters related to the CEO’s compensation;

•	Corporate performance goals and objectives relevant to non-CEO Officer compensation, as well as decisions on matters related to the compensation of these Officers; and

•	This Compensation Discussion and Analysis report for inclusion in the Company’s proxy statement.

In addition, the Committee reviews and recommends to the Board:

•	Matters relating to the adoption and approval of, or amendments to, all umbrella incentive compensation plans and arrangements for the management employees of the Company;

•	The form and amount of compensation for members of the Board; and

•	Any changes in procedures or policies regarding the Compensation Committee.

The Committee’s compensation decisions are based on the following factors:

•	The individual performance of each Officer compared to pre-determined performance goals agreed upon by the Committee for the CEO and by the CEO for other Officers;

•	The position of the Officer’s salary in the assigned pay range and relative to market pay levels;

•	The experience and potential of each Officer;

•	The accumulated equity earnings for each Officer;

•	The compensation budget for the Company;

•	Retention considerations; and

•	Current trends and developments in the compensation environment (for example, tax, legal and accounting considerations).

The Committee formulates an annual agenda for its activities and reviews it periodically. The agenda is designed to cover necessary regular approvals as well as special topics. As part of its agenda, the Committee regularly reviews the alignment of the Company’s compensation programs with the strategy and needs of the business, market trends, and changes in competitive practices.

The Committee has retained Mercer Human Resource Consulting (Mercer) as its consultant in order to have access to objective, expert perspectives on matters related to executive compensation. Mercer was selected as the consultant to the Committee in 2004 after an interview process with executive compensation consulting firms. In 2006, Mercer advised the Committee on a variety of compensation-related issues, including compensation strategy, plan design, executive and Board member compensation levels, and preparation of the Compensation Disclosure and Analysis report included in our proxy for the 2007 Annual Stockholders Meeting. In assisting the Committee, Mercer provides input on the Compensation Committee agenda, provides compensation data and attends each meeting, as necessary, to provide opinions on the Company’s executive compensation issues. While the Committee considers input from Mercer, the decisions made by the Committee reflect many factors and considerations. The Company’s human resources department works with Mercer on a regular basis on behalf of the Committee. AMD also retained Mercer for work unrelated to Committee work in 2006, and the total fees paid to Mercer by AMD for this work was reviewed by the Committee. The Committee concluded that the fees paid by AMD to Mercer were not likely to prevent Mercer from being objective in its work for the Committee.

The Compensation Committee Charter includes an overview of the membership, purpose, goals and responsibilities, structure and operations of the Committee, and is available at www.amd.com or by contacting AMD’s Corporate Secretary. Information contained on the AMD website is not incorporated by reference in, or considered to be a part of, this document.

Compensation Philosophy, Principles and Policies

The Compensation Committee oversees AMD’s executive compensation program under a compensation philosophy. The compensation philosophy is to provide compensation and benefit programs that enable AMD to attract, retain and motivate high caliber employees, provide significant opportunity to reward individual and company performance and to support career development and succession goals.

To implement this philosophy, senior management of the Company, including the Chief Executive Officer and senior leaders in the human resources department, and the Committee have established the following principles to guide the design and operation of the Company’s executive compensation program:

•	Encourage employee equity ownership to align employee interests with the interests of stockholders;

•	Link rewards to business objectives, providing line of sight, objective performance measurement and rewarding individuals for optimal performance;

•	Allow employees to share in AMD’s financial success;

•	Provide significant opportunity to reward individual and company performance, and to support career development and succession goals;

•	Guide the development and modifications of our programs worldwide, supporting local market practices while maintaining a global framework;

•	Provide an appropriate return on investment on the overall program spending; and

•	Reflect a total rewards perspective, balancing fixed and variable pay.

AMD’s compensation program is comprised of the following components for Officers:

•	Base salary;

•	Annual cash incentives;

•	Long-term cash and equity incentives;

•	401(k) plan;

•	Supplemental retirement benefits for two Officers;

•	Medical and other benefits and perquisites; and

•	Severance, Change in Control and other post-termination benefits.

In designing and implementing the above listed components of pay, AMD utilizes several policies to guide specific compensation decisions:

Competitive Market Assessments: The Committee annually reviews market compensation levels to determine whether total compensation for its Officers remains in the targeted median pay range and makes adjustments when needed. This assessment includes evaluation of base salary, annual incentive opportunities, and long-term incentives against a peer group of high-technology companies described below and against published data on compensation in the high-technology industry as detailed in the Towers Perrin CDB Executive Compensation Database. In addition, rewards such as health benefits and the 401(k) retirement program and perquisites are regularly assessed relative to the market. The Committee also reviews competitive performance at its peers to establish performance targets for incentive plans and to assess appropriate payout levels for performance (please see the details outlined in the section, Compensation Components, below).

Peer Groups: The Committee uses separate peer groups for benchmarking pay and performance. Ongoing consolidation in the semiconductor industry and the specificity of AMD’s core business have decreased the number of direct AMD peers and limited the talent pool for key positions. As such, AMD needs to compete for talent with a broader range of companies. For comparison of compensation of the Named Executive Officers, the Committee selected a group of large high technology companies with revenues in excess of $1 billion, leveraging the technology subset of the “Mercer 350” published annually in The Wall Street Journal. In 2006, the pay peer group included: Intel Corp., Motorola Inc., Cisco Systems Inc., Apple Computer Inc., Xerox Corp., Texas Instruments Inc., Sun Microsystems Inc., EMC Corp., Lucent Technologies Inc., NCR Corp., Qualcomm Inc., Freescale Semiconductor Inc., Unisys Corp., Avaya Inc., Micron Technology Inc., Affiliated Computer Services, Agilent Technologies Inc., Western Digital Corp., Rockwell Collins Inc., Analog Devices Inc., and National Semiconductor Corp.

In developing a peer group for evaluating the Company’s relative performance for the Company’s 2005 Long-Term Incentive Plan (further detailed under Compensation Components—Long-Term Incentive Compensation, below), the Committee approved the use of a smaller group of direct semiconductor competitors. This peer group includes companies AMD competes with directly for market share. In 2006, the LTIP performance peer group included: Intel Corp., Texas Instruments Inc., STMicroelectronics, Freescale Semiconductor Inc., National Semiconductor Corp., Agere Systems Inc., LSI Logic Corp., and Cypress Semiconductor Corp.

Due to the Company’s acquisition of ATI Technologies Inc. in October 2006 and changing business dynamics, the Committee approved the use of new pay and LTIP performance groups at the beginning of 2007. The specific design and rationale for each peer group are as follows:

•

Pay Peer Group: AMD competes for talent with a broad range of high-performing technology companies that typically market their products for use by other businesses rather than end-users. Furthermore, with the acquisition of ATI, AMD has increased in breadth and complexity of operations. As such, the new pay peer group consists of companies between $3 billion and $40 billion with sustained positive financial performance. The companies in the pay peer group are in the following industries: Semiconductors, Semiconductor Equipment, Computer Storage and Peripherals, Communication Equipment and Electronic Equipment Manufacturing. The pay peer group includes: Applied Materials Inc., Agilent Technologies Inc., Avaya Inc., Broadcom Corp., Corning Inc., EMC Corp., Harris Corp., Intel Corp., Lexmark International Inc., LSI Logic Corp., Lucent Technologies Inc., Micron Technology Inc., Nvidia Corp., Qualcomm Inc., Sandisk Corp., Seagate Technology, and Texas Instruments Inc. Based on the screening criteria, the peer group would also include Cisco Systems. However, Cisco is not included in the peer group given its different product mix.

•

LTIP Performance Peer Group: Given consolidation in the semiconductor industry and AMD’s acquisition of ATI, AMD developed a new performance peer group for the AMD 2005 Long-Term Incentive Plan. Going forward, AMD will use the S&P 500 Semiconductor Index in order to provide the

Company with an external stockholder view of expected levels of performance in AMD’s industry. The new peer group remains relatively consistent from year-to-year and consists of a number of our direct competitors. The go-forward LTIP performance peer group includes: Altera Corp., Analog Devices Inc., Broadcom Corp., Intel Corp., Linear Technology Corp., LSI Logic Corp., Maxim Integrated Products Inc., Micron Technology Inc., Nvidia Corp., PMC-Sierra Inc., National Semiconductor Corp., Texas Instruments Inc. and Xilinx Inc.

Market Positioning: The Company establishes competitive compensation levels based on market reviews, and then designs its pay program to focus Officers on meeting Company performance objectives. AMD positions total compensation (base salary, bonus and long-term incentives) for Officers between the 50th and 75th percentiles relative to the comparator group depending on individual and Company performance. For 2006, based on excellent Company performance in fiscal year 2005, total compensation for the Named Executive Officers was set near the 75th percentile of market levels.

Going forward, AMD’s strategy, as supported by the Committee, is to maintain total compensation between the 50th and 75th percentiles of market levels, allowing actual positioning to range based on individual performance. To achieve this result, AMD will target the following market positioning for Officers in order to attract high-caliber talent for critical roles within the Company, provide significant upside opportunity for superior levels of performance and align Officers with stockholder interests through meaningful levels of ownership in AMD:

•	Base Salary: At the 67th percentile of market levels to attract and retain key talent, given the highly competitive nature of AMD’s labor market.

•	Target Annual Incentive: At the 50th percentile of market levels, given meaningful upside based on achievement of aggressive performance objectives.

•	Long-term Incentives: At the 67th percentile of market levels to ensure Officers are focused on the Company’s long-term performance and are aligned with stockholder interests.

•	Benefits: At the 50th percentile of market levels to be in line with competitive market practices while controlling fixed costs.

Pay-for-Performance: The Committee considers targeted market positioning (stated above) for each component of pay when determining Officer pay levels. Through this process, the Committee places emphasis on “at-risk” pay, which is delivered through our annual cash incentive plan and long-term incentive grants. The annual incentive plan links a portion of Officers’ cash compensation to the financial performance of the company. More details of the plan are described below under Compensation Components—Annual Incentive Plan.

It is AMD’s belief that equity compensation, combined with stock ownership guidelines, aligns the perspectives of its Officers with stockholder interests. To that end, the majority of incentive compensation and total compensation in general, is delivered in equity. Prior to 2006, AMD delivered long-term compensation to Officers primarily in the form of stock options. In 2005, after considering the accounting treatment of stock options under FAS 123(R), as well as retention, talent and competitive landscape factors, the Committee approved the regular use of restricted stock units (RSUs) and the introduction of the AMD 2005 Long-Term Incentive Plan. AMD currently uses three forms of long-term incentive compensation for its Officers: stock options (options), RSUs and performance-based RSUs (see the long-term incentive design details below for more of the specific features of each vehicle). The mix of stock options, RSUs and performance-based RSUs focuses Officers on the Company’s share price. Also, using these vehicles puts more compensation at risk for the Officers, and provides for greater rewards if superior performance is generated. The actual mix of these long-term incentives was determined using competitive long-term incentive mixes as applicable for each Officer. When determining the mix between equity and cash compensation, the Committee principally considers market competitive levels, historical AMD practices, AMD’s pay for performance philosophy, Named Executive Officer duties and responsibilities, the retentive value of equity compensation delivered and the accounting, tax and dilutive impact of each vehicle. In 2005, Mercer conducted a competitive market assessment that indicated AMD’s long-term incentive levels for Named Executive Officers were below the market median. In order to align long-term incentive levels with competitive market practices, AMD established the 2005 Long-Term Incentive Plan (LTIP) and granted performance based RSUs to each of the Named Executive Officers. The new LTIP further shifted the pay mix toward equity incentives, with 100% of long-term incentives and a majority of total compensation for the Named Executive Officers delivered in equity.

Other Factors Affecting Compensation: In establishing total compensation for the CEO and the Named Executive Officers, the Committee considers the effect of Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation that is not performance-based paid to each Named Executive Officer to $1 million. While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements of these Officers, deductibility will not be the sole factor used in setting the appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, certain compensation paid by AMD in the future may not be fully deductible under Section 162(m).

In addition, in 2006 and 2007, the Committee evaluated the Company’s executive compensation policies and program with regard to, among other things, market competitive practices, accounting and economic costs, the incentive and motivational value of various compensation vehicles, accumulated equity holdings and past earnings for each Officer, company performance, and the need to retain key talent.

Compensation Components

To provide a competitive overall compensation and benefits package that is tied to creating stockholder value and supports the execution of the Company’s business strategies, AMD’s executive compensation program is comprised of several components. The combination and allocation of the components and the amount of each component is influenced by the role of the Officer in the Company, market practices, the total value of all the compensation, benefits and perquisites available to the person, past earnings and the employment contract with the CEO. The Committee reviewed and considered each component for each Officer before making compensation decisions. In accordance with the Committee’s compensation philosophy, a majority of the total compensation paid to Officers is comprised of incentive compensation that is “at-risk.” The specific rationale, design, reward process, and related information regarding the components of compensation are outlined below.

Base Salary

Salaries are provided to Officers as compensation for day-to-day responsibilities and services to the Company and to meet the objective of attracting and retaining the talent needed to run the business. Salaries provide a consistent cash flow to employees assuming acceptable levels of performance and ongoing employment. The decision to increase Officer salaries is based on an analysis of competitive salary levels within the Company’s pay peer group, overall company budgets, individual performance, experience and potential. The Committee annually reviews Officer performance and market compensation levels in order to determine an appropriate level of base salary for the year. In addition, the Committee considers the input of the CEO in determining appropriate base salary increases for non-CEO Officers. In 2006, the CEO’s base salary was approximately at the 75th percentile salary level for CEOs of companies in the pay peer group. Base salaries for the other Officers were between the 50th and 75th percentile of market levels with variation given by experience, performance and impact on Company performance. A significant percentage of total compensation for Officers was at risk, in the forms of annual and long-term incentive compensation.

Annual Incentive Plan (AIP)

The Annual Incentive Plan is a cash-based incentive plan designed to focus Officers and other participants on generating strong Company financial performance.

AIP Performance Measure & Plan Mechanics: In 2006, the AIP was funded based on the Company’s Operating Income performance. The use of this measure is intended to focus participants on generating profitability, both through maximizing revenues and controlling costs. The performance targets under the AIP are set at levels that the Committee believes may be achieved, but which will require strong performance from each plan participant in order to receive bonus payouts under the AIP.

AIP Funding: AIP performance targets are set for 6-month performance periods. Goals are established at the beginning of each performance period. For each period a threshold, target and maximum goal is established that represents 25%, 100% and 300% of target funding levels in order to provide significant upside for superior levels of profitability. The threshold and maximum funding levels are consistent with the levels of “at-risk” pay among companies with similar pay-for-performance philosophies, and the maximum performance goal is set to reflect a high performance standard. The level of Operating Income performance necessary for funding the threshold, target and maximum levels is set by the Committee with input from Company management for the 6-month time periods, with any payment made after the end of the fiscal year. The Committee has discretion to adjust performance targets for extraordinary items as necessary, to ensure the Committee’s intent is consistent with actual Company performance. The goals are established using a variety of factors, including internal budgets, strategic objectives, market conditions and stretch performance goals.

AIP Target Opportunities: Each eligible position in the Company, including Officers, is assigned a target bonus opportunity reflecting competitive practices in the market for similar positions. Target bonus opportunities are generally positioned at the median of the competitive market. Targets for the Named Executive Officers range from 100% to 150% of base pay. Payment of target bonus amounts is not guaranteed, but must be earned based on the AIP funding and allocation process described above. The target set for the CEO and the Named Executive Officers was based on competitive market practices and designed to focus the Named Executive Officers on the goal of improved operating performance. The CEO’s target bonus is 150% of his base salary. The targets for the other Named Executive Officers were set at 125% of base salary for Mr. Meyer and 100% of base salary for Messrs Richard, Rivet and McCoy. For 2006, each of the named executive officers, including the CEO, received 58% of their respective target bonuses. The CEO’s bonus was awarded based on the Compensation Committee’s overall assessment of Dr. Ruiz’ performance. The overall bonus payout for the executive officers was determined by the 2006 first and second half performance results, weighted equally. In the first half of 2006, AMD performed at 1.25x target, however the Committee used downward discretion to fund this half of the bonus at 0.90x target because the Company did not achieve specified internal targets. In the second half of 2006, AMD performed under threshold. The Committee used its discretion to fund the second half portion of the bonus at 0.25x target since the primary reason for being under threshold was the strategic defense of the Company’s market share against competitive assault. This portion of the bonus will not be deductible under 162m legislation.

Recommendations for bonus payments to non-CEO Officers are made to the Committee by the Chief Executive Officer. The Committee uses its discretion to determine each individual Officer’s bonus.

AIP Payment Process: For Officers, the AIP is paid with one annual payout based on performance in each 6-month period. Annually, the Committee approves a bonus of 0x-4x the target award for each Officer, based on Company and individual performance against the pre-determined goals. Under the plan, the Committee is allowed full discretion to reduce the amount of any award prior to payment as a result of the participant’s performance during the award period.

Long-Term Incentive Compensation

In order to ensure a strong link to the long-term interests of stockholders, AMD places significant emphasis on long-term incentive compensation, particularly in the form of equity. In determining the value of long-term incentive compensation for Named Executive Officers, the Committee targeted the 50th—75th percentile of the pay peer group.

To fund long-term compensation programs, the Committee reviews and provides guidance around an equity pool available for awards in any given year at the median level of competitive market practices. For 2006, the Committee targeted a total annual share dilution rate of 2.5%. For 2007, the Committee has approved a total target annual share dilution rate of 3%. The Committee believes that this dilution rate is necessary to provide competitive equity grants, particularly in light of the increased employee population as a result of the acquisition of ATI Technologies Inc. This dilution rate is also within competitive norms.

Stock Options and Restricted Stock Units: As part of the overall compensation structure, each Named Executive Officer has been assigned an annual share-based guideline of stock option equivalents. Before 2005, the award was delivered solely in options. Beginning in 2005, the Committee added RSUs to the program, and each Officer’s annual equity is now awarded 50% in stock options and 50% in RSUs at a 2.5-to-1 option-to-RSU ratio. For Mr. Meyer and Mr. Richard, the equity grant is more heavily weighted toward RSUs due to Mr. Meyer’s promotion and role-specific retention issues for Mr. Richard. In 2006, the stock-option equivalents were granted in four separate installments throughout the year where each installment included a grant of options and RSUs. The four-installment grant of stock incentives allows the awards to be priced throughout the year, thereby limiting volatility in cost to the Company and in opportunity to the Officer from year to year. In 2006, each installment was granted on a pre-determined date corresponding with the dates of regularly-scheduled Compensation Committee meetings, which were established in 2005. Going forward, AMD intends to grant equity awards on the 15th of the month following pre-determined dates of Compensation Committee meetings. The 2007 meeting schedule has already been determined.

Stock options are granted with per-share exercise prices no less than 100% of the fair market value of AMD’s stock on the date of grant to ensure that Officers will receive a benefit only if and when the stock price increases. One-third of each 2006 option grant vests on the first anniversary of the first installment of the grant and the remainder vest monthly over two years thereafter. The options, if not exercised, expire in a maximum of seven years. The intent of the stock option grants is to directly link any gain to that of stockholders, and provide a strong linkage of pay to company performance. Beginning May 15, 2007, stock options will continue to be granted in four separate installments throughout the year, but the vesting will be changed to one-third of each grant will vest on the first anniversary of the first installment of the grant and the remainder will vest quarterly over two years thereafter.

One-quarter of each 2006 RSU grant vests following the first anniversary of the first installment of the grant and the remainder vest quarterly over three years thereafter. RSUs are payable to the employee in shares of AMD common stock upon vesting. The intent of RSU grants is to recognize individual performance, encourage employee retention and manage dilution, while aligning the potential value of the award to the overall AMD market value. Beginning May 15, 2007, AMD intends to grant RSUs in one installment. One-third of each grant will vest between one to 1.25 years from date of grant and the remainder will vest annually over two years thereafter.

In 2006, stock option equivalents for the Named Executive Officers were determined based on our compensation philosophy and were as follows:

•	Dr. Ruiz: 400,000

•	Mr. Meyer: 200,000

•	Mr. Richard: 150,000

•	Mr. Rivet: 150,000

•	Mr. McCoy: 120,000

In 2007, stock option equivalents for the Named Executive Officers were determined based on our compensation philosophy and were as follows:

•	Dr. Ruiz: 500,000

•	Mr. Meyer: 400,000

•	Mr. Richard: 200,000

•	Mr. Rivet: 200,000

•	Mr. McCoy: 120,000

Performance-Based Restricted Stock Units: Under the AMD 2005 Long-Term Incentive Plan (LTIP) AMD grants performance-based RSUs to Officers to focus them on long-term, competitive operating excellence, and the creation of economic and stockholder value. Performance is measured over a three-year period by comparison to the performance peer group. The amount of the performance-based RSUs to be granted at the beginning of the performance period are determined in February of each year at the regular meeting of the Compensation Committee of the Board. Based on the financial results of the Company, the number of performance-based RSUs earned (paid out) is determined at the end of a three-year period. Payouts may vary from 0x-2x of target payouts, depending on Company performance in relative revenue growth and profitability.

Relative revenue growth is measured at the end of the performance cycle by assessing the Company’s compounded annual revenue growth over the three-year period against the compounded annual aggregate revenue growth of the performance peer group. In addition, to ensure focus on overall profitability, the payout is adjusted based on the Company’s average operating income margin over the three-year performance cycle. The performance targets under the LTIP are set at levels that the Committee believes may be achieved, but which will require strong performance from each plan participant in order to receive payouts under the RSUs granted pursuant to the LTIP.

The following table shows the number of RSUs that may become vested at certain performance levels with respect to each of the Named Executive Officers:

Number of RSUs for Various Levels of Performance: 2006-2008 Cycle

Participant	Below Threshold	Target	Maximum
Dr. Ruiz	0	105,000	210,000
Mr. Meyer	0	50,000	100,000
Mr. Richard	0	30,000	60,000
Mr. Rivet	0	30,000	60,000
Mr. McCoy	0	20,000	40,000

Number of RSUs for Various Levels of Performance: 2007-2009 Cycle

Participant	Below Threshold	Target	Maximum
Dr. Ruiz	0	100,000	200,000
Mr. Meyer	0	40,000	80,000
Mr. Richard	0	25,000	50,000
Mr. Rivet	0	25,000	50,000
Mr. McCoy	0	25,000	50,000

The first cycle of the 2005 LTIP consisted of a two-year transition period ending in 2006. Based on actual two-year cumulative performance, Named Executive Officers received payouts of 2x target awards. Individual payouts were as follows:

•	Dr. Ruiz: 63,000 shares

•	Mr. Meyer: 18,000 shares

•	Mr. Richard: 18,000 shares

•	Mr. Rivet: 18,000 shares

•	Mr. McCoy: 12,000 shares

Cash Long-Term Incentive Plan: Prior to the Committee’s approval of the LTIP, AMD granted cash-based long-term incentive grants under the Vice-President Long-Term Incentive Plan (VP LTIP). Under the CEO’s employment agreement, the CEO was eligible for an annual target cash award opportunity of 200% of salary. For this cycle, the CEO received a pro-rata portion of the award opportunity based on his 27 months of participation out of the 36 month performance period. The annual target opportunity for other VP-level employees and above was 30% of salary. Maximum opportunity for all participants, including the CEO, was 2x the target award. The cash award was paid at the end of a three-year period based on the Company’s return-on-equity (ROE) performance against the S&P 500 and sales growth performance against other companies in the semiconductor industry, as published by the Worldwide Semiconductor Trade Statistics. Grants are no longer made under the VP LTIP and the plan’s final performance period ended in 2006. Payouts were based strictly on the financial results of the performance cycle as set at the beginning of the cycle. Payouts to the Named Executive Officers in 2006 were as follows:

•	Dr. Ruiz: $1,650,000

•	Mr. Meyer: $195,000

•	Mr. Richard: $172,500

•	Mr. Rivet: $172,500

•	Mr. McCoy: $156,000

After reviewing market-competitive compensation levels, the Committee will determine a target long-term incentive grant value for each Named Executive Officer. Based on this value, the Committee will approve the number of shares to be delivered to each Named Executive Officer during the year.

Other Benefits

AMD offers additional benefits designed to be competitive with overall market practices, and to attract and retain the talent needed in the Company. All United States salaried employees, including Officers, are eligible to participate in AMD’s Section 401(k) plan (which includes Company matching contributions), health care coverage, life insurance, disability, paid time-off and paid holidays. In addition, Officers are eligible to receive certain other benefits described below.

Deferred Compensation: In addition to participation in AMD’s Section 401(k) plan, Officers are eligible to participate in a nonqualified deferred compensation program, the “Executive Investment Account Plan.” The plan allows deferral of up to 50% of salary and up to 100% of bonus into selected funds and is intended to assist Officers in their retirement planning. The plan also provides company ‘restoration’ contributions, intended to restore company contributions lost due to IRS limits on the tax-qualified Section 401(k) plan. Earnings on deferrals are based on the performance of the funds selected by participants. Contributions for 2006 and year-end account balances for those Officers can be found in the Nonqualified Deferred Compensation table.

Nonqualified Defined Benefit Arrangements for CEO and CFO: Pursuant to his employment agreement, Dr. Ruiz receives benefits that are intended to replace former employer benefits that were forfeited upon joining AMD. Dr. Ruiz will receive:

(1)	the average of the three highest annual base salaries for the last 10 years of the period beginning April 26, 2002 and ending on the date of retirement (for purposes of this formula, however, annual base salary cannot exceed $1,000,000 annually compounded by three percent from January 1, 2002);

(2)	that average is then multiplied by the product of four percent and Dr. Ruiz’ number of full years of service with the Company (not to exceed 10 years of service).

Given these benefits, Dr. Ruiz’ projected level of total retirement benefits is competitive with levels among AMD’s pay peer group. Details of the CEO’s benefits and the amounts accrued are found in the Pension Benefits table.

Mr. Rivet will receive a lump sum retirement benefit that is intended to replace former employer benefits that were forfeited upon joining AMD. The lump sum payment will be determined by discounting to present value on the date of determination a stream of lifetime payments equal to no more than 70 percent of his base salary then in effect, and then deducting from that present value the value of certain other retirement payments from us and his former employer.

Mr. Rivet’s projected level of total retirement benefits is competitive with levels among peer group companies. Details of Mr. Rivet’s benefits and the amounts accrued are found in the Pension Benefits table.

Employee Stock Purchase Plan: In order to provide employees at all levels with greater incentive to contribute to our success, the Company provides employees, including Officers, with the opportunity to purchase discounted AMD common stock under an Employee Stock Purchase Plan, qualified under Section 423 of the Internal Revenue Code. The offerings commence on the first business day on or after February 1, May 1, August 1 and November 1 of each year, unless otherwise specified by the Board of Directors, for a duration of three months. The price at which the shares are sold is the lower of 85% of the fair market value of one share of common stock at either the beginning or end of each 3-month period. The price of the total number of shares is accumulated by payroll deductions over each offering period. Each employee’s total purchases in any year can not exceed $25,000 in value or 20% of the total of his/her salary, whichever is less.

Additional Benefits: The Company also provides a limited number of personal benefits to the Named Executive Officers in order recognize the management team’s performance and to be competitive with overall market practices. These benefits are as follows:

•

Automobile Allowance: In 2006, Named Executive Officers received an automobile allowance of $2,000 per month. Beginning in January 2007, the automobile allowance has been discontinued for Officers other than the CEO and was discontinued for the CEO beginning in May 2007.

•

Financial Planning and Tax Preparation: In 2006, Dr. Ruiz was eligible to receive up to $25,000 in reimbursement for financial planning. Other Named Executives Officers were eligible to receive up to $6,000 in reimbursement for financial planning.

•	Home Security: Named Executive Officers receive reimbursement of up to $5,000 for home security per calendar year.

•	Executive Physical: Named Executive Officers are eligible for annual physical examinations.

•

Executive Disability: Named Executive Officers participate in an executive disability plan which pays 66 2/3% of salary, up to $15,000 a month for disability. Premiums under this plan are paid by the Named Executive Officer.

•

Executive Life Insurance: Named Executive Officers are eligible to participate in an executive life insurance plan which pays a benefit equal to three times the employees’ annual salary, up to a maximum of $2 million. Coverage over $1 million is subject to underwriting approval.

Supplementary Compensation Policies

AMD uses several additional policies to ensure that its executive compensation program is responsive to stockholder interests and competitive with the market. Specific policies include:

Stock Ownership Guidelines

In May 2004, AMD established stock ownership guidelines for its Named Executive Officers. Each Named Executive Officer is required to acquire, within five years of the establishment of stock ownership requirements or of becoming an Officer, 50% of the Officer’s annual stock-option equivalent grant in shares of common stock. The ownership guideline may be satisfied only by direct ownership of common shares. The Company has a stock trading policy that prohibits Named Executive Officers from short sales and buying or selling puts or calls. Although hedging transactions are not expressly prohibited, any hedging must be accomplished in compliance with the stock trading policy. As of the end of 2006, the CEO was in compliance with the ownership guideline. The other Named Executive Officers were on target to meet their ownership guideline within the appropriate timeframe.

Severance Agreements

Pursuant to his employment agreement, the Company has a severance arrangement with Dr. Ruiz. Under the agreement, Dr. Ruiz receives certain severance benefits upon termination unless the termination is for cause or is a voluntary termination without good reason. For a detailed description of Dr. Ruiz’ severance benefits, please see the “Employment Agreements” section, below.

Pursuant to an individual agreement, Mr. Rivet receives full vesting of his accrued retirement benefit upon the earlier of: (1) age 55; (2) termination of employment following a change in control; and (3) termination other than for cause, after age 54. This benefit is intended to serve as a partial replacement for Mr. Rivet’s arrangement with his former employer.

Under the Company’s 2005 Long-Term Incentive Plan, a prorated performance-adjusted payment is paid to Officers upon termination at the discretion of the Committee.

Named Executive Officers will receive certain incremental amounts in the event of termination of employment in connection with a change in control of the Company, as described in the “Change in Control Arrangements” section, below.

The Company is under no contractual obligations with respect to severance with any of the other Officers other than those described above.

Employment Agreement

AMD entered into an employment agreement with Dr. Ruiz in order to provide the Company with stability in its leadership. Pursuant to the agreement, Dr. Ruiz became the Company’s President and Chief Executive Officer on April 26, 2002. The agreement provides for his tenure as Chief Executive Officer through April 26, 2007, subject to automatic renewal for one-year periods unless we notify Dr. Ruiz that we will not renew (i.e., notice of non-renewal). The Board of Directors has affirmatively determined not to give Dr. Ruiz notice of non-renewal, thereby renewing his agreement for one full year, through April 26, 2008. The agreement was amended effective January 1, 2005, following his appointment as Chairman in April 2004. The agreement provided for an annual base salary of $950,000, subject to increases at the discretion of the Compensation Committee. The Committee exercised its discretion in May 2006 and May 2007 and increased Dr. Ruiz’ annual salary to $1,124,000. The employment agreement is described in detail in the section entitled, “Employment Agreements,” below.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report will not be incorporated by reference into any such filings, nor will it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for this special meeting of stockholders.

COMPENSATION COMMITTEE

Bruce L. Claflin, Chair

Robert B. Palmer

Morton L. Topfer

EXECUTIVE COMPENSATION

The following table shows compensation information for our Chief Executive Officer, our Chief Financial Officer, and our three other most highly paid executive officers as of the end of December 31, 2006, our last fiscal year (our Named Executive Officers).

SUMMARY COMPENSATION TABLE 2006

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)		(j)
Hector de J. Ruiz	2006	$1,046,358	$4,190,677	$1,548,292	$2,598,750	$539,000	$326,608	(3)	$12,848,435
Chairman and Chief Executive Officer

Robert J. Rivet	2006	$564,252	$1,116,476	$455,451	$503,125	$2,076,921	$80,809	(4)	$5,300,158
Executive Vice President and Chief Financial Officer

Derrick R. Meyer	2006	$631,759	$1,675,488	$472,506	$662,188	$0	$31,087		$4,135,215
President and Chief Operating Officer

Henri P. Richard	2006	$567,234	$1,504,624	$193,434	$503,125	$0	$87,778		$3,359,320
Executive Vice President, Sales and Marketing

Thomas M. McCoy	2006	$541,404	$854,656	$434,465	$455,000	$0	$73,967		$2,814,492
Executive Vice President, Legal Affairs and Chief Administrative Officer

(1)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead the dollar value of these awards is the compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, “Share-based Payments,” (SFAS 123R), but excluding any estimate of future forfeitures and reflecting the effect of any actual forfeitures. These compensation costs reflect equity awards granted in and prior to fiscal year 2006. See Note 12 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding the assumptions underlying the valuation of equity awards.
(2)	Includes a taxable car allowance of $24,000. Includes a taxable reimbursement for financial planning, which may include tax preparation and estate planning services, of $29,283 for Dr. Ruiz, $2,596 for Mr. Richard and $6,000 for Mr. McCoy. Includes the cost to the Company of spousal travel where the spouses were asked to travel by the Company of $16,455 for Dr. Ruiz, $23,147 for Mr. Rivet, $29,688 for Mr. Richard and $14,728 for Mr. McCoy. Includes tax gross ups related to the imputed income for spousal travel of $20,067 for Dr. Ruiz, $14,482 for Mr. Rivet, $23,183 for Mr. Richard and $11,501 for Mr. McCoy. Includes matching contributions to our 401(k) Plan of $6,600 each for Dr. Ruiz, Mr. Rivet, Mr. Meyer, Mr. Richard and Mr. McCoy. Includes our matching contributions to the deferred compensation program of $10,701 for Mr. Rivet and $9,224 for Mr. McCoy. These amounts are also included in the Nonqualified Deferred Compensation table, below. Includes imputed income from term life insurance provided by us of $3,479 for Dr. Ruiz, $1,451 for Mr. Rivet, $487 for Mr. Meyer, $1,710 for Mr. Richard and $1,915 for Mr. McCoy.
(3)	Includes $1,337 for security expenses, $196,577 for relocation expenses and $28,811 for premiums paid by us for an individual insurance policy.
(4)	Includes $428 for security expenses.

Nonqualified Deferred Compensation

AMD maintains a non-qualified deferred compensation plan, the Executive Investment Account Plan, which allows eligible employees, including Officers, to voluntarily defer receipt of a portion of his/her salary and annual bonus until the date or dates selected by the participant. The following table shows certain information for the Named Executive Officers under the Executive Investment Account Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Hector de J. Ruiz	—	—	—	—	—
Robert J. Rivet	$470,105	$10,701	$227,100	$0	$2,196,305
Derrick R. Meyer	$0	$0	$8,036	$0	$248,440
Henri P. Richard	—	—	—	—	—
Thomas M. McCoy	$687,886	$9,224	$289,507	$0	$1,816,249

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2006, the end of the 2006 fiscal year. The equity granted in 2006 is reported in the following table and in the table entitled, “Grants of Plan-Based Awards,” below.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Hector de J. Ruiz							33,334	(2)	$678,347	147,000	(3)	$2,991,450
							30,000	(4)	$610,500	63,000	(5)	$1,282,050
							20,000	(6)	$407,000	210,000	(7)	$4,273,500
							40,000	(8)	$814,000
	0	50,000	(10)	0	$20.32	10/24/2013
	0	50,000	(10)	0	$17.81	7/25/2013
	0	50,000	(10)	0	$33.95	5/4/2013
	69,444	55,556	(11)	0	$20.10	7/27/2012
	69,444	55,556	(11)	0	$14.16	4/28/2012
	125,000	0		0	$16.66	2/3/2012
	125,000	0		0	$15.50	10/25/2011
	14,582	19,433	(12)	0	$11.33	7/28/2011
	20,831	8,333	(12)	0	$14.22	4/30/2011
	75,199	0		0	$14.64	2/2/2014
	125,000	0		0	$15.20	10/31/2013
	1,200,000	0		0	$16.05	1/31/2012
	62,500	0		0	$14.15	11/26/2011
	125,000	0		0	$21.08	7/19/2011
	125,000	0		0	$26.90	4/25/2011
	2,000,000	0		0	$17.07	1/24/2010
Robert J. Rivet							8,000	(2)	$162,800	18,000	(3)	$366,300
							7,200	(4)	$146,520	42,000	(5)	$854,700
							7,500	(6)	$152,625	60,000	(7)	$1,221,000
							15,000	(8)	$305,250
	0	18,750	(10)	0	$20.32	10/24/2013
	0	18,750	(10)	0	$17.81	7/25/2013
	0	18,750	(10)	0	$33.95	5/4/2013
	16,666	13,334	(11)	0	$20.10	7/27/2012
	16,666	13,334	(11)	0	$14.16	4/28/2012
	31,250	0		0	$16.66	2/3/2012
	31,250	0		0	$15.50	10/25/2011
	27,778	3,472	(12)	0	$11.33	7/28/2011
	27,778	3,472	(12)	0	$14.22	4/30/2011
	31,250	0		0	$14.64	2/2/2014
	31,250	0		0	$15.20	10/31/2013
	31,250	0		0	$7.16	8/1/2013
	31,250	0		0	$7.36	5/1/2013
	50,000	0		0	$5.92	10/24/2012
	25,000	0		0	$8.46	7/24/2012
	25,000	0		0	$11.69	4/24/2012
	25,000	0		0	$14.15	11/26/2011
	25,000	0		0	$12.40	11/8/2011
	150,000	0		0	$10.26	10/25/2011
	25,000	0		0	$21.08	7/19/2011
	25,000	0		0	$26.90	4/25/2011
	175,000	0		0	$23.25	10/2/2010

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Derrick R. Meyer							10,000	(2)	$203,500	18,000	(3)	$366,300
							9,000	(4)	$183,150	42,000	(5)	$854,700
							12,500	(6)	$254,375	100,000	(7)	$2,035,000
							25,000	(8)	$508,750
							20,000	(9)	$406,800
	0	18,750	(10)	0	$20.32	10/24/2013
	0	18,750	(10)	0	$17.81	7/25/2013
	0	18,750	(10)	0	$33.95	5/4/2013
	20,833	16,667	(11)	0	$20.10	7/27/2012
	20,833	16,667	(11)	0	$14.16	4/28/2012
	37,500	0		0	$16.66	2/3/2012
	37,500	0		0	$15.50	10/25/2011
	12,333	4,167	(12)	0	$11.33	7/28/2011
	33,333	4,167	(12)	0	$14.22	4/30/2011
	37,500	0		0	$14.64	2/2/2014
	37,500	0		0	$15.20	10/31/2013
	9,000	0		0	$11.69	4/24/2012
	25,000	0		0	$14.15	11/26/2011
	15,000	0		0	$12.40	11/8/2011
	25,000	0		0	$21.08	7/13/2011
	25,000	0		0	$26.90	4/25/2011
	25,000	0		0	$32.10	8/16/2010
	50,000	0		0	$42.25	4/27/2010
	7,500	0		0	$13.57	12/15/2009
	2,600	0		0	$11.69	3/26/2008

Henri P. Richard							43,336	(2)	$881,888	18,000	(3)	$366,300
							9,000	(4)	$183,150	42,000	(5)	$854,700
							12,500	(6)	$254,375	60,000	(7)	$1,221,000
							25,000	(8)	$508,750
	0	6,250	(10)	0	$20.32	10/24/2013
	0	6,250	(10)	0	$17.81	7/25/2013
	0	6,250	(10)	0	$33.95	5/4/2013
	3,472	2,778	(11)	0	$20.10	7/27/2012
	452	7,222	(11)	0	$14.16	4/28/2012
	868	3,472	(12)	0	$11.33	7/28/2011
	868	3,472	(12)	0	$14.22	4/30/2011
	0	1,954	(13)	0	$7.36	5/1/2013

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Thomas M. McCoy							8,000	(2)	$162,800	12,000	(3)	$244,200
							7,200	(4)	$146,520	28,000	(5)	$569,800
							6,000	(6)	$122,100	40,000	(7)	$814,000
							12,000	(8)	$244,200
	0	15,000	(10)	0	$20.32	10/24/2013
	0	15,000	(10)	0	$17.81	7/25/2013
	0	15,000	(10)	0	$33.95	5/4/2013
	16,666	13,334	(11)	0	$20.10	7/27/2012
	16,666	13,334	(11)	0	$14.16	4/28/2012
	31,250	0		0	$16.66	2/3/2012
	31,250	0		0	$15.50	10/25/2011
	868	3,472	(12)	0	$11.33	7/28/2011
	27,778	3,472	(12)	0	$14.22	4/30/2011
	31,250	0		0	$14.64	2/2/2014
	31,250	0		0	$15.20	10/31/2013
	6,250	0		0	$14.15	11/26/2011
	6,250	0		0	$21.08	7/19/2011
	6,250	0		0	$26.90	4/25/2011
	75,000	0		0	$32.10	8/16/2010
	150,000	0		0	$41.00	4/26/2010
	90,000	0		0	$18.75	4/23/2007

(1)	The dollar values of these awards are calculated by multiplying the number of shares or units by the fair market value of our common stock on December 29, 2006, $20.35, the last trading day of fiscal 2006.
(2)

This award vests 33 1/3% on each yearly anniversary from grant date, 10/25/2005, for all except Mr. Richard, whose awards vest 33 1/3% on each yearly anniversary date from grant dates 10/25/2005, 7/27/2005 and 4/28/2005.

(3)	Vesting, restrictions and expiration as provided for by Long-Term Incentive Plan provisions—2005 – 2006 cycle.
(4)	This award vests 33 1/3% on 8/9/2006 then 6.6667% quarterly for the next 10 quarters.
(5)	Vesting, restrictions and expiration as provided for by Long-Term Incentive Plan provisions—2005 – 2007 cycle.
(6)	This award vests 25% on 5/22/2006 then 6.25% quarterly for the next 12 quarters.
(7)	Vesting, restrictions and expiration as provided for by Long-Term Incentive Plan provisions—2006 – 2008 cycle.
(8)	This award vests 25% on 5/09/2006 then 6.25% quarterly for the next 12 quarters.
(9)	This award vests 25% on 5/12/2005, 25% on 5/12/2006 and 50% on 5/12/2007.
(10)	This option vests 33 1/3% on 5/4/2007 then monthly through 5/4/2009.
(11)	This option vests 33 1/3% on 4/28/2006 then monthly through 4/28/2008.
(12)	This option vests 33 1/3% on 4/30/2005 then monthly through 4/30/2007.
(13)	This option vests 25% on 5/1/2004 then monthly through 5/1/2007.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers in fiscal 2006. The equity awards identified in the table below are also reported in the table entitled, “Outstanding Equity Awards at Fiscal Year End,” above. The non-equity awards identified below are the threshold, target and maximum amounts under the Annual Incentive Plan that could have been earned for 2006. Actual amounts awarded for 2006 are included in the Summary Compensation Table, above. For additional information regarding plan-based awards granted to our Named Executive Officers, see the “Compensation Discussion and Analysis,” above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise of Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)		(k)	(l)
Hector de J. Ruiz		$413,000	$1,650,000	$4,950,000
	2/9/06							50,000	(3)	0		0	$2,003,000
	3/16/06				26,250	105,000	210,000	0		0		0	$7,156,800
	5/4/06							20,000	(4)	0		0	$679,000
	5/4/06							0		50,000	(5)	$33.95	$716,855
	7/25/06							20,000	(6)	0		0	$356,200
	7/25/06							0		50,000	(5)	$17.81	$382,560
	10/24/06							20,000	(6)	00		0	$406,400
	10/24/06							0		50,000	(5)	$20.32	$426,820
Robert J. Rivet		$144,000	$575,000	$1,725,000
	2/9/06							12,000	(3)	0		0	$480,720
	3/16/06				7,500	30,000	60,000	0		0		0	$2,044,800
	5/4/06							7,500	(4)	0		0	$254,625
	5/4/06							0		18,750	(5)	$33.95	$268,821
	7/25/06							7,500	(6)	0		0	$133,575
	7/25/06							0		18,750	(5)	$17.81	$143,460
	10/24/06							7,500	(6)	0		0	$152,400
	10/24/06							0		18,750	(5)	$20.32	$160,057
Derrick R. Meyer		$203,000	$813,000	$2,438,000
	2/9/06							15,000	(3)	0		0	$600,900
	3/16/06				12,500	50,000	100,000	0		0		0	$3,408,000
	5/4/06							12,500	(4)	0		0	$424,375
	5/4/06							0		18,750	(5)	$33.95	$268,821
	7/25/06							12,500	(6)	0		0	$222,625
	7/25/06							0		18,750	(5)	$17.81	$143,460
	10/24/06							12,500	(6)	0		0	$254,000
	10/24/06							0		18,750	(5)	$20.32	$160,057
Henri P. Richard		$144,000	$575,000	$1,725,000
	2/9/06							15,000	(3)	0		0	$600,900
	3/16/06				7,500	30,000	60,000	0		0		0	$2,044,800
	5/4/06							12,500	(4)	0		0	$424,375
	5/4/06							0		6,250	(5)	$33.95	$89,607
	7/25/06							12,500	(6)	0		0	$222,625
	7/25/06							0		6,250	(5)	$17.81	$47,820
	10/24/06							12,500	(6)	0		0	$254,000
	10/24/06							0		6,250	(5)	$20.32	$53,352
Thomas M. McCoy		$130,000	$520,000	$1,560,000
	2/9/06							12,000	(3)	0		0	$480,720
	3/16/06				5,000	20,000	40,000	0		0		0	$1,363,200
	5/4/06							6,000	(4)	0		0	$203,700
	5/4/06							0		15,000	(5)	$33.95	$215,056
	7/25/06							6,000	(6)	0		0	$106,860
	7/25/06							0		15,000	(5)	$17.81	$114,768
	10/24/06							6,000	(6)	0		0	$121,920
	10/24/06							0		15,000	(5)	$20.32	$128,046

(1)	Vesting, restrictions and expiration as provided for by Long-Term Incentive Plan provisions—2006-2008 cycle. The amount in the “Maximum” column was granted.

(2)	The value of a stock award or option is based on the fair value as of the grant date of the award determined pursuant to FAS 123R. The option exercise price has not been deducted from the amounts in column (l). Regardless of the value on the grant date, the actual value will depend on the market value of the Company’s common stock on a date in the future when an award vests, or a stock option is exercised.
(3)	This award vests 33 1/3% on 8/9/2006 then 6.6667% quarterly for the next 10 quarters.
(4)	This award vests 25% on 5/22/2007 then 6.25% quarterly for the next 12 quarters.
(5)	This option vests 33 1/3% on 5/4/2007 then 2.7779% monthly for the next two years.
(6)	This award vests 25% on 5/9/2007 then 6.25% quarterly for the next 12 quarters.

OPTION EXERCISES AND STOCK VESTED

The following table shows all stock options exercised and the value realized upon exercise and all stock awards that vested and the value realized upon vesting by the Named Executive Officers during fiscal 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Hector de J. Ruiz	410,222	$9,280,888	36,666	$747,620
Robert J. Rivet	25,000	$408,870	8,800	$179,432
Derrick R. Meyer	162,850	$3,994,812	21,000	$540,790
Henri P. Richard	222,902	$3,359,126	27,664	$703,851
Thomas M. McCoy	324,410	$6,686,547	8,800	$179,432

(1)	Value is the difference between the option exercise price and the sale price of the underlying shares multiplied by the number of shares covered by the option.
(2)	Value is the fair market value of the underlying shares on the date of vesting multiplied by the number of shares covered by the stock award.

Long-Term Incentive Plan Awards

In 2005, our Compensation Committee approved the 2005 Advanced Micro Devices, Inc. Long-Term Incentive Plan (2005 LTIP). This plan became effective on January 1, 2005 and replaced the former long-term incentive plan (Former LTIP) applicable to officers.

The 2005 LTIP is designed to provide multi-year incentive compensation to officers and other employees of AMD. 2005 LTIP awards are based on three-year performance cycles and performance measures for each cycle are established by the Compensation Committee. 2005 LTIP awards were made in restricted stock units. For our Chief Executive Officer and other Officers, awards will be paid in shares of our common stock as a result of vesting of restricted stock units granted under our 2004 Equity Incentive Plan. In February 2007, the Committee approved the grant of the maximum restricted stock units that can be earned under the 2005 LTIP for the 2007 through 2009 cycle.

	Number of Restricted Stock Units That Can Be Earned for Various Levels of Performance
Participant	Below Threshold	Target	Maximum
Hector de J. Ruiz	0	100,000	200,000
Derrick R. Meyer	0	40,000	80,000
Henri P. Richard	0	25,000	50,000
Robert J. Rivet	0	25,000	50,000
Thomas M. McCoy	0	25,000	50,000

Retirement Benefit Arrangements

The following table shows the pension benefits for Dr. Ruiz and Mr. Rivet. The material terms of their arrangements are described below. There are no retirement arrangements for the other Named Executive Officers.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Hector de J. Ruiz	Ruiz Plan	6.9	$2,493,000	0
Robert J. Rivet	Rivet Plan	6.2	$5,855,000	0

Replacement Retirement Benefit Arrangement For Dr. Ruiz

The following table shows the estimated annual benefits payable upon retirement to Dr. Ruiz under his current employment agreement with us.

Estimated Annual Retirement Benefits

Average of 3 Highest Years of Salary Paid in the 10 Years of Employment ending on Retirement Date	Years of Service
	5	10
$950,000	$190,000	$380,000
1,000,000	200,000	400,000
1,100,000	220,000	440,000
1,200,000	240,000	480,000
1,300,000	260,000	520,000

The amount of the annual retirement benefit for Dr. Ruiz is calculated as follows: (1) the average of the three highest annual base salaries for the last 10 years of the period beginning April 26, 2002 and ending on the date of retirement (for purposes of this formula, however, annual base salary cannot exceed $1,000,000 annually compounded by three percent from January 1, 2002); (2) that average is then multiplied by the product of four percent and Dr. Ruiz’ number of full years of service with us (not to exceed 10 years of service); (3) the resulting product is then reduced by any other defined benefit plan benefits he will receive (currently, we do not maintain any defined benefit retirement plan), but not for Social Security payments. Retirement benefits are payable in the form of a single life annuity guaranteed for 10 years or a joint annuity. If a joint annuity is elected, then the annual amount of the retirement benefit received by Dr. Ruiz and his spouse is reduced according to an actuarially determined formula. In the case of certain terminations following a change of control, we may be required to credit Dr. Ruiz with the greater of two years of service or service through April 26, 2007.

Replacement Retirement Benefit Arrangement for Mr. Rivet

To replace certain retirement benefits that Mr. Rivet forfeited when he joined us, we agreed to pay Mr. Rivet a lump sum payment on the earlier of the following: (1) age 55; (2) termination of employment following a change in control; and (3) our termination of Mr. Rivet’s employment without cause after age 54.

Mr. Rivet’s lump sum payment will be determined by discounting to present value on the date of determination a stream of lifetime payments equal to no more than 70 percent of his base salary then in effect, and then deducting from that present value the value of certain other retirement payments from us and his former employer. If Mr. Rivet becomes permanently and totally disabled prior to age 55, he will receive such benefits but we will deduct the present value of any payments he will receive after age 55 under our executive long-term disability policy. Mr. Rivet will also receive a supplemental payment to cover federal income and Medicare taxes and any state income taxes due as a result of the lump sum payment.

Employment Agreements

Dr. Ruiz’ Employment Agreement.    Effective January 31, 2002 (the Effective Date), we entered into an employment agreement with Dr. Ruiz that provides for his tenure as Chief Executive Officer through April 26, 2007, subject to automatic renewal for one-year periods unless we notify Dr. Ruiz that we will not renew. In October 2006, the Board of Directors affirmatively determined not to give Dr. Ruiz notice of non-renewal, thereby renewing his employment agreement for one full year, through April 26, 2008. The agreement was amended effective January 1, 2005 following his appointment as Chairman in April 2004. The agreement provides for an annual base compensation to Dr. Ruiz of $950,000, which was increased to $1,100,000 in May of 2006 and to $1,124,000 in May of 2007 at the discretion of the Compensation Committee.

Under the January 2005 amendment, Dr. Ruiz is eligible to receive a target annual incentive bonus equal to 150 percent of his annual base salary, with a maximum annual incentive bonus opportunity not to exceed 450 percent of Dr. Ruiz’ annual base salary. This bonus is paid only upon Dr. Ruiz’ achievement of certain identified performance goals established by the Compensation Committee. Dr. Ruiz is also eligible to receive discretionary bonuses, in amounts determined by the Compensation Committee. Dr. Ruiz was paid an annual bonus of $948,750 for 2006 comprised of $742,500 pursuant to the agreement and $206,250 as a discretionary award.

In addition to this annual incentive bonus, Dr. Ruiz became eligible pursuant to the January 2005 Amendment to participate under the Company’s Former LTIP. Under the Former LTIP, Dr. Ruiz was eligible for an annual target LTIP incentive payment of 200 percent of Dr. Ruiz’ annual base salary and a maximum LTIP incentive payment not to exceed 400 percent of Dr. Ruiz’ annual base salary. Twenty-five percent (or such lower percentage as may be determined by the Compensation Committee) of any payment to Dr. Ruiz under the Former LTIP may be paid in restricted stock issued under our 2004 Equity Incentive Plan. Dr. Ruiz was paid $1,650,000 under the Former LTIP for the cycles ended December 31, 2006, all of which was paid in cash. This is the final payment under the former LTIP.

On October 27, 2005, the Board of Directors approved an amendment to the agreement to reflect Dr. Ruiz’ participation in the 2005 LTIP at the same levels described above for the Former LTIP (see the discussion of the 2005 LTIP beginning on page 37, above). For the two year transition cycle ended December 31, 2006, Dr. Ruiz was vested in 63,000 shares of stock.

On December 16, 2006, the Company entered into an amendment to the agreement under which the Company agreed to make a lump sum payment to Dr. Ruiz in exchange for his agreement to waive any future benefits relating to relocation from California to Texas.

The aggregate of all cash bonus payments and all LTIP payments in cash and stock to Dr. Ruiz is capped at the highest of $5 million per year, such other limit as may be specified in the Executive Incentive Plan or the amount deductible by the Company for federal tax purposes, with any excess carried over for three years or until such time as the $5 million bonus payment limitation under the Company’s Executive Incentive Plan is increased. Dr. Ruiz is eligible to participate in our other benefit plans. Dr. Ruiz is also entitled to $25,000 out-of-pocket reimbursement for financial planning, tax planning, estate planning, and tax preparation. Unused amounts are carried forward to future years. Dr. Ruiz also receives an automobile allowance.

Dr. Ruiz will be reimbursed by us in the event that any income taxes are payable to the State of California in connection with income attributable to payments or benefits under his employment agreement and the exercise of any stock option granted by us. In addition, we will reimburse Dr. Ruiz for any federal and state income taxes payable with respect to this reimbursement (the California tax reimbursement). Total payments made will not exceed $400,000 per year (or $800,000 per year in the case of termination without cause (or constructive termination) in connection with a change in control). Any unused amount will be carried forward and added to the availability of tax reimbursements, if any, for any of the next three years. No tax reimbursements have been made to date.

Under the Agreement, we granted Dr. Ruiz options for 1,200,000 shares at $16.05 per share, the fair market value of our common stock on the date of grant in 2002. These options have vested. Options granted under this Agreement are referred to in this proxy statement as New Options. If vested, the New Options and all other options held by Dr. Ruiz with an exercise price on the Effective Date of the Agreement equal to or greater than the fair market value of our common stock on the Effective Date (the Prior Options) may be exercised after termination of employment for a period of: (i) five years in the case of a termination for death or disability, retirement, or termination without cause or constructive termination on or following a change in control; and (ii) two years in the case of a constructive termination or a termination without cause prior to a change in control. Dr. Ruiz is eligible for the grant of additional equity compensation awards after the Effective Date (the New Awards) at a level no less than other executives receive.

If we terminate Dr. Ruiz without cause (or constructively terminate Dr. Ruiz) prior to a change in control, Dr. Ruiz will receive his annual base salary, prorated annual bonus and prorated LTIP through the date of termination and an amount equal to the sum of two times his annual base salary plus the sum of his highest (i) annual bonus, (ii) discretionary bonus, and (iii) LTIP payments during the last three years. Dr. Ruiz will receive any bonus amounts carried forward from the previous three years. Dr. Ruiz, his spouse and any eligible dependents will be provided with health benefits for 24 months. Dr. Ruiz also will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ New Options and Prior Options will vest and become fully exercisable and all restrictions on any New Awards will lapse, and such awards will become nonforfeitable. Dr. Ruiz is entitled to an accrued “Retirement Benefit” that is described above in the section entitled, “Special Retirement Arrangements.” Dr. Ruiz is entitled to continued indemnification for 10 years following his termination.

If we terminate Dr. Ruiz without cause (or constructively terminate Dr. Ruiz) on or following a change in control, Dr. Ruiz will receive payment in an amount equal to the sum of three times his annual base salary. Dr. Ruiz will also receive, in addition to amounts to which he is currently entitled under his employment agreement, a pro-rata portion of any LTIP incentive payments that he would have received had he remained Chief Executive Officer through the last day of such award cycle. He will also receive an amount equal to Dr. Ruiz’ highest annual bonuses, discretionary bonuses and LTIP incentive payments during the last three years, provided that payment of such bonuses and LTIP incentive payments shall not exceed the highest of $5 million, such other limit as may be specified in the Executive Incentive Plan or the amount deductible by the Company for federal tax purposes. We will also be required to provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ unvested options will vest and become fully exercisable and all restrictions on any other awards will lapse and such awards will become nonforfeitable. Dr. Ruiz also will be entitled to the accrued Retirement Benefit and will be credited with additional service through April 26, 2007, or two additional years of service credit, if more. Dr. Ruiz will also receive an additional payment to reimburse him for federal excise taxes (and taxes on those taxes, if any are payable).

If we do not renew Dr. Ruiz’ employment with us after expiration of its initial five-year term or at the end of any one-year renewal term, generally Dr. Ruiz will receive his annual base salary and prorated annual bonus through the date of termination and, additionally, an amount equal to the sum of two times his annual base salary. Dr. Ruiz will receive any bonus amounts carried forward from the previous three years. Dr. Ruiz, his spouse and any eligible dependents will be provided with health benefits for 24 months. Dr. Ruiz will be entitled to the California tax payment. In addition, all of Dr. Ruiz’ unvested New Options, Prior Options and New Awards will vest. Dr. Ruiz will be entitled to the accrued Retirement Benefit.

In the event of Dr. Ruiz’ retirement, Dr. Ruiz will receive the accrued Retirement Benefit. We will provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ unvested New Options, Prior Options and New Awards will vest.

In the event Dr. Ruiz’ employment is terminated due to his death or disability, Dr. Ruiz or his beneficiary will be entitled to the accrued Retirement Benefit. We will provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ unvested New Options, Prior Options and New Awards that would have become vested within 24 months of the date of Dr. Ruiz’ employment shall vest and become fully exercisable.

In the event Dr. Ruiz voluntarily terminates his employment with the company, he is entitled to continued indemnification by the Company for 10 years and his accrued retirement benefit.

Chairman Emeritus Agreement.    In November 2000, we entered into an amended and restated employment agreement with Mr. W. J. Sanders III that provided for his tenure as Chairman and an executive officer of AMD through December 27, 2003. Mr. Sanders then served as a non-employee Chairman of our Board of Directors until April 2004. He was appointed Chairman Emeritus shortly before he retired from the Board in 2004.

Under his employment agreement, Mr. Sanders is entitled to life insurance and health benefits for his life (and the lives of his wife and his children until they reach age 21, together with any necessary tax gross-up). Mr. Sanders is also entitled to the use of a comparable office and secretarial services, an automobile and security driver, $25,000 each year for financial and estate planning services (accrued from 1996 through 2008) and continued access to our facilities and services until December 27, 2008. In 2006, the incremental cost to AMD of Mr. Sanders’ Company-provided automobile was $90,129.

Change in Control Arrangements

Management Continuity Agreements.    We have entered into management continuity agreements with each of our Named Executive Officers except Dr. Ruiz, designed to ensure their continued services in the event of a change in control. For purposes of Dr. Ruiz’ employment agreement and the management continuity agreements, a change in control includes any change of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended. A change in control is conclusively presumed to have occurred on:

•

The acquisition by any person, other than AMD or any employee benefit plan of ours, of beneficial ownership of more than 20 percent of the combined voting power of our then-outstanding securities. In Dr. Ruiz’ Agreement, the 20 percent threshold excludes securities acquired directly from AMD. Dr. Ruiz’ Agreement also includes a 35 percent threshold as an additional presumed change of control event;

•	A change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met; or

•	A determination by certain members of the Board of Directors within one year after an event that such event constitutes a change in control.

The management continuity agreements provide that, if within two years after a change in control the executive officer’s employment is terminated by us or the executive officer is constructively discharged, the executive officer will receive:

•	A severance benefit equal to three times the sum of his rate of annual base compensation plus the average of his two highest bonuses in the last five years;

•	Payment of his accrued bonus;

•	Twelve months’ continuation of other incidental benefits; and

•	Full and immediate vesting of all unvested stock options, stock appreciation rights and restricted stock awards.

In addition, for Mr. Rivet, if a change in control occurs, he will receive a lump sum payment of his retirement benefit, see page 34.

Payments under Long-Term Incentive Plan.    Under the Company’s 2005 Long-Term Incentive Plan, a pro-rated performance adjusted payment is paid to officers upon termination at the discretion of the Compensation Committee.

Vesting of Stock Options.    All stock options granted and restricted stock awarded under our equity incentive plans become fully vested on termination of employment (other than for misconduct) or constructive termination within one year following a change in control, as defined in the plans.

The following table quantifies the amount that would be payable to the Named Executive Officers (except for Dr. Ruiz) assuming the termination of employment without cause or with good reason occurred within 12 months of a change in control. The amounts shown assume that the termination was effective as of December 31, 2006, and includes amounts earned through that time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of the executives’ separation from the Company after the occurrence of a change in control.

Benefits and Payments Upon Termination Without Cause or With Good Reason within 24 months after a Change in Control	Robert J. Rivet		Derrick R. Meyer	Henri P. Richard	Thomas M. McCoy
Compensation:
Severance	$4,170,938		$4,900,072	$4,292,136	$3,658,500
Pro-Rata Annual Bonus	330,625		467,188	330,625	299,000
Pro-Rata LTIP Bonus	172,500		195,000	172,500	156,000
Stock Options—Unvested and Accelerated(1)	186,658		218,646	139,438	177,021
Restricted Stock Units—Unvested and Accelerated(2)	2,842,895		4,039,475	3,903,808	2,059,420

Benefits and Perquisites:
Retirement Benefit	9,335,526	(3)	—	—	—
Medical Benefit	23,447		22,604	25,809	25,032
Car Allowances	24,000		24,000	24,000	24,000
Financial Planning	4,000		4,000	4,000	4,000
Excise Tax Gross-Up	6,940,484		2,676,567	2,580,233	—

(1)	The value of the unvested and accelerated stock options is the difference between the exercise price of the option and $20.35 per share, the last reported sales price before December 31, 2006.
(2)	The value of the unvested and accelerated restricted stock units is $20.35 per share, the last reported sales price before December 31, 2006.
(3)	Mr. Rivet will receive a lump sum payment of $9,335,526 on the earlier of the following: (1) age 55; (2) termination of employment following a change in control; and (3) our termination of Mr. Rivet’s employment without cause after age 54. See “Replacement Retirement Benefit Arrangement for Mr. Rivet on page 34.

We do not have employment agreements with any of our Named Executive Officers other than Dr. Ruiz. Dr. Ruiz’ employment agreement is discussed above in the section entitled, “Employment Agreements,” beginning on page 35. The table below reflects the amount of compensation and benefits payable to Dr. Ruiz under his employment agreement in the event of (i) voluntary termination, (ii) for cause termination, (iii) retirement, (iv) non-renewal of his Employment Agreement, (v) termination without cause or with good reason (without a change in control), (vi) termination without cause or with good reason within 12 months after a change of control and (vii) in the event of Dr. Ruiz’s disability or death. The amounts shown assume that the termination was effective as of December 31, 2006, and includes amounts earned through that time and are estimates of the amounts which would be paid out to Dr. Ruiz upon his termination. The actual amounts to be paid out can only be determined at the time of Dr. Ruiz’ separation from the Company.

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Cause Termination	Retirement	Non-Renewal of Employment	Termination Without Cause or With Good Reason	Termination Without Cause or With Good Reason within 12 months after a Change in Control	Death or Disability
Compensation:
Severance	$—	$—	$—	$2,200,000	$7,200,000	$8,300,000	$—
Pro-Rata Annual Bonus	—	—	948,750	948,750	948,750	948,750	948,750
Pro-Rata LTIP Bonus	—	—	1,650,000	1,650,000	1,650,000	1,650,000	1,650,000
Stock Options—Unvested and Accelerated(1)	—	—	712,750	712,750	712,750	712,750	694,903
Restricted Stock Units—Unvested and Accelerated(2)	—	—	9,774,783	9,774,783	9,774,783	9,774,783	9,774,783

Benefits and Perquisites:
Retirement Benefit	2,194,165	—	2,194,165	2,194,165	2,194,165	2,925,553	2,194,165
Medical Benefit	—	—	399,277	77,748	77,748	399,277	77,748
California Tax Payment	—	—	400,000	800,000	800,000	800,000	400,000
Excise Tax Gross-Up	—	—	—	—	—	12,026,428	—

(1)	The value of the unvested and accelerated stock options is the difference between the exercise price of the option and $20.35 per share, the last reported sales price before December 31, 2006.
(2)	The value of the unvested and accelerated restricted stock units is $20.35 per share, the last reported sales price before December 31, 2006.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended December 31, 2006, has accompanied or preceded this proxy statement. Information under the following captions in the Annual Report on Form 10-K is incorporated by reference: “Item 8—Financial Statements and Supplementary Data”; “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Item 7A—Quantitative and Qualitative Disclosures about Market Risk.” You may also access a copy of our Annual Report on Form 10-K in the Investor Relations section of www.amd.com. Upon your request, we will provide, without any charge, a copy of any of our filings with the Securities and Exchange Commission. Requests should be directed to our Corporate Secretary at Advanced Micro Devices, Inc., 5204 East Ben White Blvd., M.S. 562, Austin, Texas or by email to Corporate.Secretary@amd.com.

AMD and the AMD arrow logo and combinations thereof and Advanced Micro Devices are either registered trademarks or trademarks of Advanced Micro Devices, Inc. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Appendix A

ADVANCED MICRO DEVICES, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan as amended through May 24, 2007 (the “Plan”). The terms “Corporation” and “AMD” refer to Advanced Micro Devices, Inc. and, where appropriate, any Participating Subsidiary of Advanced Micro Devices, Inc.

1. Purpose. The purpose of the Plan is to foster continued cordial employee relations by providing employees of the Corporation and Participating Subsidiaries with an opportunity to purchase Common Stock of the Corporation through options to acquire the stock on favorable terms and to elect to exercise such options through payroll deductions. It is the intention of the Corporation that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, the Plan authorizes the grant of options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans or special rules adopted by the Board or the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

2. Definitions.

(a) “Affiliate” means (i) any Participating Subsidiary and (ii) any other entity in which the Corporation has an equity interest or significant business relationship and which has been designated as an “Affiliate” by the Board or the Committee for purposes of the Plan.

(b) “Board” means the Board of Directors of the Corporation.

(c) “Business Day” means a day on which AMD Common Stock is publicly traded.

(d) “Committee” means the committee designated by the Board pursuant to Paragraph 13(a) below to administer this Plan.

(e) “Common Stock” means the common stock of Advanced Micro Devices, Inc., par value $0.01.

(f) “Compensation” in connection with qualified options under Section 423 of the Code, means salaries, 50% of non-executive sales incentives, shift differential and lead pay. Bonuses, overtime, special awards, 100% of executive sales incentives, 50% of non-executive sales incentives, cash profit sharing, income attributable to the exercise of a stock option and reimbursements and allowances are excluded. For options not intended to be qualified under Section 423 of the Code, “Compensation” may vary as determined by the Board or the Committee.

(g) “Employee” means any person, including an officer, employed by the Corporation or its Participating Subsidiaries or Affiliates. Individuals who provide services to the Corporation or any of its Participating Subsidiaries or Affiliates as independent contractors, who are reclassified as common law employees for any reason other than for federal income and employment tax purposes, are not eligible Employees. “Employee” shall not mean any individual who is not classified as an Employee on the payroll records of the Corporation or an Affiliate (including, but not limited to, an individual who is a leased employee, who is classified as a consultant, independent contractor, or other non-employee category), even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, or otherwise. In the event the classification of an individual is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from participation in the Plan for all periods prior to the date the Committee determines to classify such individual as an Employee.

(h) “Participating Subsidiary” means any company during any period in which it is a “subsidiary corporation” as that term is defined in Code section 424(f) with respect to the Corporation and which has been designated as a “Participating Subsidiary” by the Board or the Committee.

(i) “Offering Period” shall have meaning assigned by Paragraph 4.

(j) “Option Grant Date” means the first Business Day of each Offering Period of the Plan.

(k) “Purchase Date” means the last Business Day of each Offering Period of the Plan.

3. Eligibility. Any Employee who shall be employed by the Corporation, its Participating Subsidiaries or an Affiliate on the first day of an Offering Period, shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Paragraph 5. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code Section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Paragraph 13(b) which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan. The Board or the Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

4. Offering period. Absent action by the Board, each Offering Period shall extend for three calendar months commencing on the first Business Day on or after February 1, May 1, August 1 and November 1 of each year and ending on the last Business Day of the third month.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction or electing to make contributions in a form acceptable to the Board or the Committee on the form provided by the Corporation and filing it with the designated Corporation office not later than the 15th day of the month prior to a new Offering Period or such other date as may be determined by the Board or the Committee; provided that participants who go on a leave of absence are subject to the special rules set forth in Paragraph 10(c) hereof; and provided further that an Employee who commences employment in the month prior to a new Offering Period may complete a subscription agreement on the date he commences employment. An Employee who becomes eligible to participate in the Plan on or after an Option Grant Date may not participate until the next Offering Period.

(b) If applicable, payroll deductions for a participant for any offering period shall commence with the first payroll following the Option Grant Date and shall end with the Purchase Date of the offering, unless sooner terminated by the participant as provided in Paragraph 10, or by the Corporation.

(c) Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible employee may elect to participate through contributions to his account under the Plan in a form acceptable to the Board or the Committee.

6. Payroll Deductions/Contributions.

(a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period at a rate not exceeding twenty percent (20%) of the Compensation which he would otherwise receive on such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of the aggregate compensation which he would otherwise have received during said Offering Period. The Board or the Committee shall determine whether the amount to be deducted from each paycheck is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such pay day, or as either, and may also establish a minimum percentage or amount for such payroll deductions.

(b) In countries where local law prohibits payroll deductions, at the time a participant files his subscription agreement, he shall elect to make contributions on each payday during the Offering Period at a rate not exceeding twenty percent (20%) of the Compensation which he receives on such payday, provided that the aggregate of such contributions during the Offering Period shall not exceed twenty percent (20%) of the aggregate compensation which he would receive during said Offering Period. The Board or the Committee shall determine whether the amount to be contributed is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such payday, or as either, and may also establish a minimum percentage or amount for such contributions.

(c) All payroll deductions authorized by a participant shall be credited to his account under the Plan.

(d) A participant may discontinue his participation in the Plan as provided in Paragraph 10, and may decrease or increase the rate of his payroll deductions only one time during the Offering Period by completing and filing with the Corporation a new authorization for payroll deduction. The change in rate shall become effective no later than the next available pay period after the Corporation’s receipt of the new authorization.

7. Grant of Option

(a) On the Option Grant Date of each Offering Period, each participant during such Offering Period shall be granted an option to purchase on each Purchase Date the number of shares of Common Stock determined by dividing the payroll deductions or contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable option price as set forth in Paragraph 7(c) below; provided, however, that such purchase shall be subject to the limitations set forth in Paragraphs 6(b) and 12(a) hereof and the following additional limits:

(i)	The number of shares which may be purchased by any Employee for the first Offering Period to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 by the fair market value of a share of Common Stock on the first day of such Offering Period.

(ii)	The number of shares which may be purchased by an Employee for any subsequent Offering Period which occurs in the same calendar year (as referred to in subsection (i) above) shall not exceed the number of shares determined by performing the calculation below:

Step One: The number of shares purchased by the Employee during any previous Offering Period in the same calendar year shall be multiplied by the fair market value of a share of Common Stock on the first day of such previous Offering Period in which such shares were purchased.

Step Two: The amount determined in Step One shall be subtracted from $25,000.

Step Three: The amount determined in Step Two shall be divided by the fair market value of a share of Common Stock on the first day of such subsequent Offering Period (for which the maximum number of shares which may be purchased is being determined by this calculation) occurs. The quotient thus obtained shall be the maximum number of shares which may be purchased by any Employee for such subsequent Offering Period.

(b) Notwithstanding any provisions of the Plan to the contrary, any option granted to an Employee shall be limited so that immediately after the grant, such Employee would not own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Participating Subsidiary of the Corporation (including stock which the employee may purchase under outstanding options and stock, the ownership of which is attributed to the Employee under Section 424 (d) of the Code).

(c) The purchase price per share of such shares shall be the lower of: (i) 85% of the fair market value of a share of the Corporation’s Common Stock at the Option Grant Date; or (ii) 85% of the fair market value of a share of the Corporation’s Common Stock at the Purchase Date. The fair market value of the Corporation’s Common Stock on said dates shall be the closing price on the New York Stock Exchange for such date, or if no sale is made on such date, the corresponding closing price on the first preceding date on which the Corporation’s Common Stock was sold.

(d) Any excess contributions remaining in the Employee’s account after the purchase of the shares on the Purchase Date will be returned to the employee, or at the employee’s election may be rolled over for use in future Offering Periods in locations where the Board or the Committee have determined that such rollover is available under the Plan.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Paragraph 10, his option for the purchase of shares will be exercised automatically for the number of whole and fractional shares which the accumulated payroll deductions in his account could purchase at the applicable option price on the Purchase Date. During his lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.

9. Delivery. As promptly as practicable after the Purchase Date of each offering, the Corporation shall arrange the delivery to the participant’s account at the Corporation’s approved brokerage firm, the number of shares purchased on exercise of his option.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all, but not less than all, the funds credited to his account under the Plan at any time before five (5) business days before the Purchase Date by giving written notice to the Corporation on a form provided for such purpose. All of the participant’s funds credited to his account will be paid to him promptly after receipt of his notice of withdrawal, his option for the current Offering Period will be automatically cancelled, and if contributions were elected to be made through payroll deductions, no further payroll deductions for the purchase of shares will be made during the Offering Period.

(b) Upon termination of the participant’s employment for any reason, including retirement, permanent disability or death, the funds credited to his account will be returned to him or, in the case of his death, to his estate, and his option will be automatically cancelled.

(c) If local law allows for exclusion of part-time employees, in the event an Employee fails to remain in the continuous employ of the Corporation or its Participating Subsidiaries or Affiliates for customarily at least twenty (20) hours per week during an Offering Period, he will be deemed to have elected to withdraw from the Plan and the funds credited to his account will be returned to him and his option cancelled; provided that a participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond 90 days, such participant shall be deemed to have terminated employment on the 91st day of such leave of absence. If the participant elected to make contributions to the Plan through payroll deductions, the payroll deductions for a participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such participant or unless the participant has been on an unpaid leave of absence either throughout an entire Offering Period or for more than ninety (90) days, in which cases the participant shall not be permitted to re-enter the Plan until a subscription agreement is filed with respect to a subsequent Offering Period which commences after such participant has returned to work from the unpaid leave of absence.

(d) A participant’s withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Corporation.

11. No Interest. No interest shall accrue on the payroll deductions or contributions of a participant in the Plan unless local law requires that payroll deductions or contributions be held in an interest-bearing account.

12. Stock.

(a) The maximum number of shares of the Corporation’s Common Stock which may be sold pursuant to options exercised under the Plan shall be 25,500,000 shares, subject to adjustment upon changes in capitalization of the Corporation as provided in Paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Corporation, either treasury shares or shares authorized but unissued. In addition, the officers of the Corporation are authorized to acquire shares of the Corporation’s Common Stock in the open market for resale under this Plan. If the total number of shares which would otherwise be subject to options granted pursuant to Paragraph 7(a) hereof at the Option Grant Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Corporation shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Corporation may reduce the rate of contributions as appropriate.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in street name in the participant’s account at the Corporation’s approved brokerage firm.

13. Administration.

(a) The Plan shall be administered by the Board or a Committee appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. Acts taken or approved by a majority of the Committee at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the valid acts of the Committee.

(b) The Board or the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board or the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Board or the Committee may adopt such rules, guidelines and forms as the applicable laws allow to accomplish the transfer of secondary Class 1 National Insurance Contributions (“NIC”) in the United Kingdom (“UK”) from the employer to the participants in the UK and to make such transfer of NIC liability a condition to the exercise of options in the UK.

(c) The Board or the Committee may also adopt sub-plans applicable to particular Participating Subsidiaries, Affiliates or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Paragraph 12(a) above, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(d) The administration, interpretation or application of the Plan by the Board or the Committee shall be final, conclusive and binding upon all participants. Members of the Board or the Committee who are eligible Employees are permitted to participate in the Plan.

(e) No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the Committee member seeking indemnification shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

(f) All costs and expenses incurred in administering the Plan shall be paid by the Corporation. The Board or the Committee, if any is appointed, may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

14. Transferability. Neither funds credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant and options granted hereunder are exercisable, during the participant’s lifetime, only by the participant. Any such attempt at assignment, transfer, pledge or other disposition, shall be void and without effect, except that the Corporation may treat such act as an election to withdraw funds in accordance with Paragraph 10.

15. Use of Funds. All funds received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall not be obligated to segregate such funds unless segregation of accounts is required by local law.

16. Statements. Statements of account will be given to participating Employees promptly following each Purchase Date, which statements will set forth the amounts of payroll deductions or funds accumulated in the Employees’ account, the per share purchase price, the number of shares purchased and any excess contributions.

17. Changes in Capitalization. In the event of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, the number of shares then subject to option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with such other adjustment as may be deemed necessary or equitable by the Board.

18. Amendment. The Board of Directors may at any time amend the Plan. No such amendment may make any change in any option previously granted which adversely affects the rights of any participant without such participant’s consent. No amendment for which shareholder approval is required shall be effective unless such approval is obtained within the required time period. Whether shareholder approval is required shall be determined by the Board or the Committee and consistent with the rules of the Securities Exchange Commission, the Code or the stock exchange(s) on which the Corporation’s shares are listed, as such rules are in effect at the time the Plan amendment becomes effective.

19. Termination. The Board of Directors of Advanced Micro Devices, Inc. may at any time terminate the Plan. No such termination will affect options previously granted. Unless sooner terminated by the Board, this Plan shall terminate February 1, 2011.

20. Notices. All notices or other communications by a participant to the Corporation in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

21. Government and Other Regulations. The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Corporation’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Corporation, be required. Any amendments requiring shareholder approval shall take effect only subject to such approval.

22. Applicable Law. The interpretation, performance and enforcement of this Plan shall be governed by the laws of the State of California.

VOTE BY INTERNET - www.proxwote.com

Use the Internet to transmit your voting instructions and for

Smarter Choies electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy

PROXY SERVICES card in hand when you access the web site and follow the

C/O COMPUTERSHARE instructions to obtain your records and to create an electronic

P.O. BOX 43004 voting instruction form-

PROVIDENCE, Rl 02940 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by Advanced Micro Devices, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Advanced Micro Devices, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

AMINC1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ADVANCED MICRO DEVICES, INC.

The Board of Directors recommends a vote FOR Item 1.

Vote on Proposal For Against Abstain

1. Approval of an amendment to our 2000 Employee Stock Purchase Plan. 000

Unless otherwise specified, this proxy will be voted FOR the approval of an amendment to our 2000 Employee Stock Purchase Plan.

Please sign exactly as the name or names appear(s) in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executor, administrators and trustees so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX1 Date Signature (Joint Owners) Date

Smarter Choice

One AMD Place

P.O. Box 3453

Sunnyvale, CA 94088

(408) 749-4000

You are cordially invited to attend the Special Meeting of Stockholders of Advanced Micro Devices, Inc. to be held at 9:00 a.m. local time on Monday, July 16, 2007, at the Hilton Austin Airport Hotel, 9515 Hotel Drive, Austin, Texas. Detailed information regarding the business to be transacted at the meeting is contained in the accompanying Notice of Special Meeting and Proxy Statement.

Regardless of whether or not you plan to attend the meeting, it is important that the shares be voted. Accordingly, we ask that you either vote by telephone or by the Internet or sign and return your proxy card as soon as possible in the envelope provided.

Remember: If shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card showing that you were the direct or indirect (“beneficial”) owner of the shares on May 25, 2007 to attend the Special Meeting.

PROXY

ADVANCED MICRO DEVICES, INC.

Special Meeting of Stockholders - July 16, 2007

This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints HECTOR DE J. RUIZ and HARRY A. WOLIN and each of them as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged, and according to their discretion, on all matters that may be properly presented for action at the Special Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Monday, July 16, 2007, and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholders will vote FOR an amendment to our 2000 Employee Stock Purchase Plan and, in the discretion of the proxyholders, on other matters that may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.

PLEASE MARK,

SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

SEE REVERSE SIDE